                                    EX-10.12
                                Credit Agreement


                                TABLE OF CONTENTS

SECTION                                                                   PAGE
-------                                                                   ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

  1.1.        Defined Terms................................................  3
  1.2.        Use of Defined Terms......................................... 40
  1.3.        Cross-References............................................. 40
  1.4.        Accounting and Financial Determinations...................... 40

                                   ARTICLE II

         COMMITMENTS, BORROWING PROCEDURES, NOTES AND LETTERS OF CREDIT

  2.1.        Amendment and Restatement; Commitments....................... 41
  2.1.1.      Commitment of Each Lender.................................... 42
  2.1.2.      Letter of Credit Commitment.................................. 42
  2.1.3.      Lenders Not Permitted or Required to Make Loans.............. 42
  2.1.4.      Issuer Not Permitted or Required to Issue Letters
                 of Credit................................................. 42
  2.2.        Reduction of Commitment Amount............................... 42
  2.2.1.      Optional..................................................... 43
  2.3.        Borrowing Procedure.......................................... 43
  2.4.        Continuation and Conversion Elections........................ 43
  2.5.        Funding...................................................... 44
  2.6.        Issuance Procedures.......................................... 44
  2.6.1.      Other Lenders' Participation................................. 44
  2.6.2.      Disbursements................................................ 45
  2.6.3.      Reimbursement................................................ 45
  2.6.4.      Deemed Disbursements......................................... 46
  2.6.5.      Nature of Reimbursement Obligations.......................... 46
  2.7.        Notes........................................................ 47

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

  3.1.        Repayments and Prepayments................................... 48
  3.2.        Interest Provisions.......................................... 49
  3.2.1.      Rates........................................................ 49
  3.2.2.      Post-Maturity Rates.......................................... 49
  3.2.3.      Payment Dates................................................ 49
  3.3.        Fees......................................................... 50
  3.3.1.      Commitment Fee............................................... 50
  3.3.2.      Letter of Credit Fee......................................... 50
  3.3.3.      Other Fees................................................... 51
  3.4.        Guaranty Provisions.......................................... 51
  3.4.1.      Guaranty..................................................... 51

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SECTION                                                                   PAGE
-------                                                                   ----
  3.4.2.      Acceleration of Guaranty..................................... 51
  3.4.3.      Guaranty Absolute, etc....................................... 52
  3.4.4.      Reinstatement, etc........................................... 53
  3.4.5.      Waiver, etc.................................................. 53
  3.4.6.      Postponement of Subrogation, etc............................. 53

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

  4.1.        LIBO Rate Lending Unlawful................................... 54
  4.2.        Deposits Unavailable......................................... 55
  4.3.        Increased LIBO Rate Loan Costs, etc.......................... 55
  4.4.        Funding Losses............................................... 56
  4.5.        Increased Capital Costs...................................... 56
  4.6.        Taxes........................................................ 57
  4.7.        Payments, Computations, etc.................................. 58
  4.8.        Sharing of Payments.......................................... 59
  4.9.        Setoff....................................................... 60
  4.10.       Defaulting Lender............................................ 60
  4.11.       Replacement Lender........................................... 61

                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

  5.1.        Initial Credit Extension..................................... 62
  5.1.1.      Resolutions, etc............................................. 62
  5.1.2.      Delivery of Notes............................................ 62
  5.1.3.      Form of Performance Bond/Completion and Cost
                 Overrun Agreement......................................... 62
  5.1.4.      Guaranty..................................................... 63
  5.1.5.      SIHL Pledge Agreement and Borrower Pledge
                 Agreement................................................. 63
  5.1.6.      Subsidiary Pledge Agreement.................................. 63
  5.1.7.      Foreign Pledge Agreements.................................... 63
  5.1.8.      Obligor Contract Assignment Agreements....................... 64
  5.1.9.      Perfected Liens.............................................. 64
  5.1.10.     Debentures................................................... 64
  5.1.11.     Other Security Instruments................................... 65
  5.1.12.     Prime Contractor; Inspecting Engineer's Report............... 66
  5.1.13.     Opinions of Counsel.......................................... 67
  5.1.14.     Closing Date Certificates.................................... 68
  5.1.15.     Compliance Certificate....................................... 68
  5.1.16.     Plans and Specifications, etc................................ 68
  5.1.17.     Environmental Reports........................................ 68
  5.1.18.     Survey....................................................... 68
  5.1.19.     Title Insurance.............................................. 69
  5.1.20.     Contracts.................................................... 69

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SECTION                                                                   PAGE
-------                                                                   ----
  5.1.21.     Leases....................................................... 69
  5.1.22.     Insurance Policies; Assignment of Policies................... 69
  5.1.23.     Exchange Approval............................................ 70
  5.1.24.     Intercreditor Agreement...................................... 70
  5.2.        All Credit Extensions........................................ 70
  5.2.1.      Compliance with Warranties, No Default, etc.................. 70
  5.2.2.      Credit Extension Request..................................... 72
  5.2.3.      Completion/Cost Overrun Guaranty............................. 72
  5.2.4.      Title Policy Endorsement..................................... 72
  5.2.5.      Updated Project Cost Analysis................................ 72
  5.2.6.      Change Orders................................................ 72
  5.2.7.      Cost of Completion........................................... 73
  5.2.8.      Inspecting Engineer's Approval............................... 74
  5.2.9.      Satisfactory Legal Form...................................... 74

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

  6.1.        Organization, etc............................................ 75
  6.2.        Due Authorization, Non-Contravention, etc.................... 75
  6.3.        Government Approval, Regulation, etc......................... 76
  6.4.        Validity, etc................................................ 76
  6.5.        Financial Information........................................ 76
  6.6.        No Material Adverse Change................................... 76
  6.7.        Litigation, Labor Controversies, etc......................... 77
  6.8.        Subsidiaries................................................. 77
  6.9.        Ownership of Properties...................................... 77
  6.10.       Taxes........................................................ 77
  6.11.       Pension and Welfare Plans.................................... 77
  6.12.       Environmental Warranties..................................... 78
  6.13.       Regulations G, U and X....................................... 79
  6.14.       Accuracy of Information...................................... 80
  6.15.       Compliance of Property with Legal and Insurance
                 Requirements, etc......................................... 80
  6.16.       Protection under Security Instruments........................ 80
  6.17.       Leases....................................................... 80
  6.18.       Development Rights........................................... 81
  6.19.       No Condemnation Proceedings.................................. 81
  6.20.       Insurance.................................................... 81
  6.21.       Improvements................................................. 81
  6.22.       Seniority of Obligations, etc................................ 82
  6.23.       Shell Status of SCI and SCM.................................. 82

                                   ARTICLE VII

                                    COVENANTS

  7.1.        Affirmative Covenants........................................ 82

SECTION                                                                   PAGE
-------                                                                   ----
  7.1.1.      Financial Information, Reports, Notices, etc................. 83
  7.1.2.      Compliance with Laws, etc.................................... 85
  7.1.3.      Maintenance of Properties.................................... 85
  7.1.4.      Insurance.................................................... 86
  7.1.5.      Books and Records............................................ 89
  7.1.6.      Environmental Covenant....................................... 89
  7.1.7.      Future Investments and Restricted Subsidiaries............... 90
  7.1.8.      Inspecting Engineer's Access to Information.................. 91
  7.1.9.      Use of Proceeds.............................................. 91
  7.1.10.     Management Contracts; Omnibus Agreement...................... 91
  7.1.11.     Compliance with Instruments.................................. 93
  7.1.12.     Priority of Lenders' Liens................................... 94
  7.1.13.     Access to Property........................................... 94
  7.1.14.     Notice of Delay.............................................. 94
  7.1.15.     Submission of Plans.......................................... 94
  7.1.16.     Compliance with Contracts.................................... 94
  7.1.17.     Delivery of Agreements, Contracts, etc....................... 94
  7.2.        Negative Covenants........................................... 95
  7.2.1.      Business Activities.......................................... 95
  7.2.2.      Indebtedness................................................. 95
  7.2.3.      Liens........................................................ 97
  7.2.4.      Financial Condition.......................................... 99
  7.2.5.      Investments..................................................103
  7.2.6.      Restricted Payments, etc.....................................106
  7.2.7.      Capital Expenditures, etc....................................108
  7.2.8.      Transactions with Affiliates.................................109
  7.2.9.      Restrictive Agreements, etc..................................109
  7.2.10.     Consolidation, Merger, etc...................................110
  7.2.11.     Asset Dispositions, etc......................................110
  7.2.12.     Management Contracts.........................................111
  7.2.13.     Leases.......................................................112
  7.2.14.     Modification of Subordinated Debt Documents..................112
  7.2.15.     Change Orders................................................113
  7.2.16.     Refurbishment................................................113
  7.2.17.     Rate Protection Agreements...................................113

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

  8.1.        Listing of Events of Default.................................113
  8.1.1.      Non-Payment of Obligations...................................113
  8.1.2.      Breach of Warranty...........................................114
  8.1.3.      Non-Performance of Certain Covenants and
                 Obligations...............................................114
  8.1.4.      Non-Performance of Other Covenants and
                 Obligations...............................................114
  8.1.5.      Default on Other Indebtedness................................114
  8.1.6.      Judgments....................................................114

SECTION                                                                   PAGE
-------                                                                   ----
  8.1.7.      Pension Plans................................................115
  8.1.8.      Change in Control............................................115
  8.1.9.      Bankruptcy, Insolvency, etc..................................115
  8.1.10.     Impairment of Security, etc..................................116
  8.1.11.     Amendments to, or Termination of, Certain
                 Agreements................................................116
  8.1.12.     Loss of Bahamian Approvals...................................116
  8.1.13.     Outside Completion Date......................................117
  8.1.14.     Loss or Revocation of Casino License.........................117
  8.1.15.     Abandonment of Project.......................................117
  8.1.16.     Loss of Property; Change in Management.......................117
  8.1.17.     Failure of Subordination.....................................117
  8.1.18.     Redemption...................................................118
  8.2.        Action if Bankruptcy.........................................118
  8.3.        Action if Other Event of Default.............................118

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT,
                              THE COLLATERAL AGENT
                               AND MANAGING AGENTS

  9.1.        Actions......................................................118
  9.2.        Funding Reliance, etc........................................119
  9.3.        Exculpation..................................................120
  9.4.        Successor....................................................120
  9.5.        Loans by Agents..............................................122
  9.6.        Credit Decisions.............................................122
  9.7.        Copies, etc..................................................123
  9.8.        Administrative Agent Independent Rights......................123

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

  10.1.       Waivers, Amendments, etc.....................................123
  10.2.       Notices......................................................124
  10.3.       Payment of Costs and Expenses................................124
  10.4.       Indemnification..............................................125
  10.5.       Survival.....................................................127
  10.6.       Severability.................................................127
  10.7.       Headings.....................................................127
  10.8.       Execution in Counterparts, Effectiveness, etc................127
  10.9.       Governing Law; Entire Agreement..............................127
  10.10.      Successors and Assigns.......................................128
  10.11.      Sale and Transfer of Loans and Note;
                 Participations in Loans and Note..........................128
  10.11.1.    Assignments..................................................128
  10.11.2.    Participations...............................................130

SECTION                                                                   PAGE
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  10.12.      Other Transactions...........................................131
  10.13.      Forum Selection and Consent to Jurisdiction..................131
  10.14.      Waiver of Jury Trial.........................................132
  10.15.      Judgment Currency............................................132
  10.16.      Confidentiality..............................................133
  10.17.      Schedules....................................................133
  10.18.      Replacement of Lenders.......................................134

SCHEDULE I      -     Disclosure Schedule


EXHIBIT A       -     Form of Note
EXHIBIT B-1     -     Form of Borrowing Request
EXHIBIT B-2     -     Form of Issuance Request
EXHIBIT C       -     Form of Continuation/Conversion Notice
EXHIBIT D       -     Form of Lender Assignment Agreement
EXHIBIT E       -     Form of Guaranty
EXHIBIT F-1     -     Form of Borrower Pledge Agreement
EXHIBIT F-2     -     Form of Amended and Restated SIHL Pledge
                      Agreement
EXHIBIT F-3     -     Form of Subsidiary Pledge Agreement
EXHIBIT G       -     Form of Obligor Contract Assignment Agreement
EXHIBIT H-1     -     Form of Borrower Closing Date Certificate
EXHIBIT H-2     -     Form of SIHL Closing Date Certificate
EXHIBIT I       -     Form of Compliance Certificate
EXHIBIT J       -     Form of Debentures
EXHIBIT K       -     Form of Subordination Agreement
EXHIBIT L       -     Form of Assignment of Architect's Agreement
EXHIBIT M       -     Form of Architect's Consent to Assignment
EXHIBIT N       -     Form of Assignment of Contracts
EXHIBIT O       -     Form of Contractor's Consent to Assignment
EXHIBIT P       -     Form of Permitted Investment Note
EXHIBIT Q       -     Form of Intercreditor Agreement

                                                                       MBP DRAFT
                                                                        10/25/96

                              U.S. $250,000,000


               AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT,


                        dated as of November 1, 1996,


                                    among


                      SUN INTERNATIONAL BAHAMAS LIMITED,

                               as the Borrower,

                       SUN INTERNATIONAL HOTELS LIMITED

                                     and

               THE SUBSIDIARIES OF THE BORROWER PARTIES HERETO,

                                as Guarantors,

                       VARIOUS FINANCIAL INSTITUTIONS,

                               as the Lenders,


                           THE BANK OF NOVA SCOTIA


                                     and


                       THE ROYAL BANK OF SCOTLAND plc,

                           as the Managing Agents,


                                     and


                           THE BANK OF NOVA SCOTIA,

         as the Administrative Agent and the Collateral Agent for the
                                   Lenders.

                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


      THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of November 1, 1996, is among SUN INTERNATIONAL BAHAMAS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas (the "Borrower"), SUN INTERNATIONAL HOTELS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIHL") and those Subsidiaries of the Borrower parties hereto, as Guarantors, the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), THE BANK OF NOVA SCOTIA ("Scotiabank") and THE ROYAL BANK OF SCOTLAND plc ("Royal Bank"), as the managing agents (collectively, the "Managing Agents") for the Lenders and Scotiabank, as administrative agent (the "Administrative Agent") and as Collateral Agent for the Lenders.

                             W I T N E S S E T H:

      WHEREAS, each of SIHL and the Borrower are engaged directly and through their various Subsidiaries in the business of owning and operating hotel and casino properties and other activities in the resort and gaming industry;

      WHEREAS, pursuant to the facility agreement, dated as of May 3, 1994 (as amended (including the amendments described below), supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), among the Borrower, SIHL (as pledgor), certain Subsidiaries of the Borrower parties thereto (as guarantors), certain financial institutions from time to time parties thereto as managers and banks (the "Existing Lenders") and Scotiabank as lead manager and as agent, the Existing Lenders made and remain committed to make extensions of credit to the Borrower on the terms set forth therein;

      WHEREAS, by an amendment to the Existing Credit Agreement, dated December 27, 1994 (the "First Amendment Agreement"), made between the same parties as are parties to the Existing Credit Agreement, the Existing Lenders agreed to increase the facility granted to the Borrower from $75,000,000 to $80,000,000 (the "Loan Facility") and certain terms and provisions of the Existing Credit Agreement were amended as therein contained;

      WHEREAS, by a further amendment to the Existing Credit Agreement, dated March 8, 1996 (the "Second Amendment Agreement") made between the same parties as are parties to the Existing Credit Agreement, certain terms and provisions of the Existing Credit Agreement were further amended whereby the Loan Facility would be made available to the Borrower as a revolving loan facility upon the terms and conditions therein contained;

      WHEREAS, the Borrower, SIHL and the Guarantors parties hereto have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrower, SIHL and such Guarantors pursuant to the terms of this Agreement and the Lenders (including the Existing Lenders) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by the parties to the Existing Credit Agreement that the commitments which the Existing Lenders have agreed to extend to the Borrower (which includes the Loan Facility) under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement); provided, that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect;

      WHEREAS, in connection with amending and restating the Existing Credit Agreement, the Borrower desires to obtain Commitments from the Lenders pursuant to which

            (a) Loans in a maximum aggregate principal amount, together with all Letter of Credit Outstandings at any one time outstanding, not to exceed the then existing Commitment Amount will be made to the Borrower from time to time prior to the Commitment Termination Date; and

            (b) the Issuer will issue Letters of Credit for the account of SIHL, the Borrower or the Restricted Subsidiaries (and the Lenders will participate in such Letters of Credit) from time to time prior to the Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $15,000,000 (provided, that the aggregate outstanding principal amount of Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Commitment Amount);

      WHEREAS, the Existing Lenders, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article
V), to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms of this Agreement, and the Lenders and the Issuer are willing to extend such Commitments and make such Loans to the

Borrower and issue (or participate in) such Letters of Credit for the account of SIHL, the Borrower and the Restricted
Subsidiaries;

      WHEREAS, the proceeds of

            (a) Loans will be applied (i) towards the Project Costs in respect of which such Loans were advanced by the Lenders, (ii) for the general corporate purposes of the Borrower, SIHL and Restricted Subsidiaries and
      (iii) subject to Section 7.1.9, to make Permitted Investments by SIHL, the Borrower or other Restricted Subsidiaries, as more fully described below; and

            (b) Letters of Credit will be issued for the account of SIHL, the Borrower and the Restricted Subsidiaries for the general corporate purposes of such Persons; and

      WHEREAS, as an inducement to the Existing Lenders, the Lenders and the Issuer amending and restating the Existing Credit Agreement and entering into this Agreement, and the Lenders and the Issuer extending their Commitments to make Credit Extensions, SIHL, the Borrower and the other Restricted Subsidiaries are required to execute and deliver this Agreement and certain other Loan Documents, guaranty the Obligations of the Borrower and perform (and, in the case of SIHL, cause certain of its Restricted Subsidiaries to perform) their respective obligations hereunder and under the Loan Documents;

      NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Additional Expenditure Amount" means the amount by which the aggregate Project Costs are anticipated to exceed $300,000,000, based on the certificate delivered to the Managing Agents pursuant to Section 5.1.16 or Section 5.2.7 or as reflected in any revision to the Preliminary Project Cost Analysis or the Project Cost Analysis in connection with any Change Order (and determined, in each case, at the time such certificates and Change Orders are delivered); provided, that if SIHL or the Borrower knows that Project Costs will exceed, or be less than, the amounts set forth in such certificates, in the Preliminary Project Cost Analysis or in the Project Cost Analysis, then the Additional Expenditure Amount shall be based on such increased, or decreased, amount of Project Costs, respectively.

      "Additional Mohegan Sub Notes" is defined in the definition of Mohegan Sub Notes.

      "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

            (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

            (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agents" means, collectively, the Administrative Agent, the Collateral Agent and the Managing Agents.

      "Agreement" means, on any date, this Amended and Restated Revolving Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Allowed Amount" means $100,000,000; provided, however,that if SIHL has Unconsolidated EBITDA (excluding therefrom all amounts payable to SIHL or a Restricted Subsidiary under the Resorts Agreement) of at least $43,000,000 for the 1996 Fiscal Year as certified by an Authorized Officer of SIHL with the financial reports required to be delivered in accordance with clause(b) of
Section 7.1.1, then the Allowed Amount shall be $125,000,000.

      "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

            (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its base rate for Dollar loans; and

            (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

      "Applicable Base Rate Margin" means, with respect to any Base Rate Loan on any date, (i) at all times prior to the date of Substantial Completion, 1.50% per annum, and (ii) thereafter, the per annum percentage set forth below opposite the Total Debt to Unconsolidated EBITDA Ratio indicated in the Compliance Certificate most recently delivered pursuant to this Agreement:


      Total Debt to Unconsolidated                      Applicable Base
              EBITDA Ratio                                Rate Margin
      ----------------------------                      ---------------

     Greater than or equal to 3.0:1                           1.50%

     Greater than or equal to 2.0:1
       but less than 3.0:1                                    1.00%

     Less than 2.0:1                                          0.50%


      The Total Debt to Unconsolidated EBITDA Ratio used to compute the Applicable Base Rate Margin shall, subject to the next sentence, be the Total Debt to Unconsolidated EBITDA Ratio set forth in the Compliance Certificate most recently delivered by SIHL to the Administrative Agent; changes in the Applicable Base Rate Margin resulting from a change in the Total Debt to Unconsolidated EBITDA Ratio shall become effective upon delivery by SIHL to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of
Section 7.1.1. If SIHL shall fail to deliver a Compliance Certificate within 60 days after the end of any Fiscal Quarter as required pursuant to clause (c) of
Section 7.1.1, the Applicable Base Rate Margin from and including the 61st day after the end of such Fiscal Quarter to but not including the date SIHL delivers to the Administrative Agent a Compliance Certificate shall conclusively equal 1.50% per annum.

      "Applicable LIBO Rate Margin" means, with respect to any LIBO Rate Loan on any date, (i) at all times prior to the date of

Substantial Completion, 2.25% per annum, and (ii) thereafter, the per annum percentage set forth below opposite the Total Debt to Unconsolidated EBITDA Ratio indicated in the Compliance Certificate most recently delivered pursuant to this Agreement:


      Total Debt to Unconsolidated                    Applicable LIBO
              EBITDA Ratio                              Rate Margin
      ----------------------------                    ---------------

     Greater than or equal to 3.0:1                        2.250%

     Greater than or equal to 2.0:1
       but less than 3.0:1                                 1.875%

     Less than 2.0:1                                       1.500%


      The Total Debt to Unconsolidated EBITDA Ratio used to compute the Applicable LIBO Rate Margin shall, subject to the next sentence, be the Total Debt to Unconsolidated EBITDA Ratio set forth in the Compliance Certificate most recently delivered by SIHL to the Administrative Agent; changes in the Applicable LIBO Rate Margin resulting from a change in the Total Debt to Unconsolidated EBITDA Ratio shall become effective upon delivery by SIHL to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of
Section 7.1.1. If SIHL shall fail to deliver a Compliance Certificate within 60 days after the end of any Fiscal Quarter as required pursuant to clause (c) of
Section 7.1.1, the Applicable LIBO Rate Margin from and including the 61st day after the end of such Fiscal Quarter to but not including the date SIHL delivers to the Administrative Agent a Compliance Certificate shall conclusively equal 2.25% per annum.

      "Architect's Agreements" means the material agreements pursuant to which architects, engineers and other design professionals have agreed with SIHL or any of its Subsidiaries to provide services in connection with the Project.

      "Assignee Lender" is defined in Section 10.11.1.

      "Assignment of Architect's Agreements" is defined in clause (b) of Section 5.1.11.

      "Assignment of Contracts" is defined in clause (c) of
Section 5.1.11.

      "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

      "Bahamas Casino Lease" is defined in Section 6.17.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "Borrower" is defined in the preamble.

      "Borrower Closing Date Certificate" means the closing date certificate executed and delivered by the Borrower pursuant to Section 5.1.14, substantially in the form of Exhibit H-1 hereto.

      "Borrower EBITDA" means, at the end of any Fiscal Quarter, the aggregate amount of the sum of the items set forth in clauses (a) through (e) (inclusive) of the definition of Consolidated EBITDA, but only to the extent such items are directly attributable to the Borrower and its Subsidiaries for such Fiscal Quarter and the three immediately preceding Fiscal Quarters.

      "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrower pursuant to Section 5.1.5, substantially in the form of Exhibit F-1 hereto, as further amended, supplemented, restated or otherwise modified from time to time.

      "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

      "Business Day" means

            (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or London, England; and

            (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

      "Caledonia" means Caledonia Investments Plc., an English corporation.

      "Capital Expenditures" means, for any period, the sum of

            (a) the aggregate amount of all expenditures of any Person for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

            (b) without duplication, the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

      "Capitalized Lease Liabilities" means all monetary obligations of any Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Cash Equivalent Investment" means, at any time:

            (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

            (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                  (i) a corporation (other than an Affiliate of any Obligor)
            organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

                  (ii)  any Lender (or its holding company);

            (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                  (i) a commercial banking institution that is a member of the
            Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                  (ii)  any Lender; or

            (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause
      (c)(i)) which

                  (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

                  (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

      "Casino Licenses" means, collectively, all licenses that are required to be granted by any applicable federal, state, local, tribal or other regulatory body, gaming board or other agency that has jurisdiction over (i) the Mohegan Sun Casino, (ii) any casino now or hereafter located on the Property, (iii) if the Griffin Merger is consummated, and if and when a casino license is granted, the Resorts Casino Hotel in Atlantic City, New Jersey, U.S.A. or (iv) any other casinos otherwise owned or operated by SIHL, the Borrower or any other Restricted Subsidiary that are singly or in the aggregate of equal or greater importance to the ongoing operations of SIHL and the Restricted Subsidiaries as those casinos specified in clauses (i), (ii) and (iii) above.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response
Compensation Liability Information System List.

      "Change in Control" means

            (a) the failure of WLG, Caledonia or KIL to control and have the power to vote individually or in aggregate, directly or indirectly, at least 45% (at all times prior to the date of Substantial Completion) and 35% (thereafter) of all of the outstanding shares of all classes of voting stock of SIHL (on a fully diluted basis); provided, that the percentages 45% and 35% may be reduced (but in no event shall such percentages be reduced to less than 40% and 30%, respectively) by the aggregate amount of the voting stock of SIHL (if any) that is issued in connection with the Griffin Merger or would be considered outstanding as a result of the issuance of Subordinated Notes which are convertible into the voting stock of SIHL; or

            (b) any "person" or "group" (as such terms are used in Rule 13d-5 under the Exchange Act, and Sections 13(d) and 14(d) of the Exchange Act) of persons (other than WLG, Caledonia, KIL or other Persons approved by SIIL) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the "beneficial owner" (as such term is used in Rule 13d-3 of the Exchange Act) of more than 20% of the outstanding shares of all classes of voting stock of SIHL (on a fully diluted basis); provided, that if, prior to the date of Substantial Completion, the percentage of ownership set forth in clause
      (a) is reduced to 40%, then the percentage set forth above in this clause shall be reduced to 19%; or

            (c) prior to the date of Substantial Completion, the failure of WLG to control and have the power to vote, directly or indirectly, at least 10% of all of the outstanding shares of all classes of voting stock of SIHL (on a fully diluted basis); or

            (d) prior to the date of Substantial Completion, the failure of trusts, of which the beneficiaries are (and shall be) Solomon Kerzner and his immediate family, to directly own at least 51% of all of the outstanding shares of all classes of voting stock of WLG (on a fully diluted basis); or

            (e) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of SIHL (together with any new directors whose election to such Board or whose nomination for election by the stockholders of SIHL was approved by WLG, Caledonia or KIL or a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of SIHL then in office; or

            (f) the failure of SIHL to directly own, free and clear of all Liens (other than Liens in favor of the Secured Parties) 100% of the issued and outstanding shares of capital stock of the Borrower, on a fully-diluted basis.

      "Change Orders" means, subject to Section 7.2.15, the change orders to the Plans and Specifications the result of which is to (i) singly or in the aggregate increase the cost of the Project by $15,000,000 or more, (ii) extend the scheduled completion of the Project by more than three months or (iii) otherwise significantly affect the nature, scope or quality of the Project as determined by the Managing Agents, in all cases issued between the date of this Agreement and the date for which the Change Order is to be reviewed.

      "Closing Date Certificates" means, collectively, the Borrower Closing Date Certificate and the SIHL Closing Date
Certificate.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral Agent" means The Bank of Nova Scotia, in its capacity as collateral agent for the Secured Parties, and each other Person as shall have subsequently been appointed as a successor collateral agent for the Secured Parties.

      "Combination Agreement" means the Combination and Restructuring Agreement, dated as of December 12, 1994, between the Borrower and SIHL, a true and correct copy of which has been previously delivered to the Administrative Agent.

      "Commitment" means, as the context may require, a Lender's Loan Commitment or the Issuer's (or a Lender's) Letter of Credit Commitment.

      "Commitment Amount" means, on any date, $250,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Commitment Termination Date" means the earliest to occur of

            (a)  October 31, 2001;

            (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to
      Section 2.2; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without further action.

      "Commitment Termination Event" means the earliest to occur of

            (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9; or

            (b) the occurrence and continuance of any other Event of Default and either

                  (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                  (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

      "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of SIHL, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring each of SIHL's and the Borrower's compliance with the financial covenants contained herein.

      "Connecticut Management Agreement" means the Amended and Restated Gaming Facility Agreement, dated as of August 30, 1995, between TCA and the Mohegan Tribe of Indians of Connecticut.

      "Connecticut Opportunity" means the development and management of a resort and casino to be situated in the town of Montville, Connecticut on property owned by Mohegan Tribe of Indians of Connecticut.

      "Consolidated EBITDA" means, at the end of any Fiscal Quarter, the aggregate amount of the sum of the items set forth in clauses (a) through (e) (inclusive) below for SIHL and its Subsidiaries for such Fiscal Quarter plus the three immediately preceding Fiscal Quarters:

            (a)  Net Income,

plus

            (b) the amount deducted, in determining Net Income, representing amortization,

plus

            (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred) of SIHL and its Subsidiaries,

plus

            (d)  Interest Expense,

plus

            (e) the amount deducted, in determining Net Income, representing depreciation of assets.

      "Consolidated Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

            (a)  Consolidated EBITDA (for all such Fiscal Quarters)

to

            (b) the sum (for all such Fiscal Quarters) of Interest Expense of SIHL and its Subsidiaries.

      "Consolidated Net Worth" means, on any date of determination, the Net Worth of SIHL and its Subsidiaries on such date.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable (i) by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, (ii) to otherwise assure a creditor against loss for Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or
(iii) for the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby; provided that, notwithstanding the foregoing, "Contingent Liability" shall not include obligations or payments that may become due under the terms of the Secured Completion Guaranty.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

      "Contracts" shall mean all material contracts of SIHL or its Subsidiaries with construction contractors or providers of goods and services for or in connection with the construction of the Project.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Credit Extension" means, as the context may require,

            (a)  the making of a Loan by a Lender; or

            (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer and participation in such Letter of Credit by the Lenders pursuant to the terms of this Agreement.

      "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

      "Debentures" is defined in Section 5.1.10.

      "Debt" means, without duplication, (i) the aggregate outstanding principal and stated amount of all Indebtedness of SIHL and its Restricted Subsidiaries of the nature referred to in clauses (a), (b), (c) and (f) of the definition of "Indebtedness" and (ii) any Contingent Liabilities of SIHL and its Restricted Subsidiaries in respect of any types of the Indebtedness described in clause (i) above.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Defaulting Lender" means

            (a) any Lender that fails in its obligation to fund any Loan pursuant to Section 2.1 or participate in any Letter of Credit Outstandings pursuant to the terms of this Agreement and such failure continues for three consecutive Business Days; provided that the refusal of a Lender to make a Loan because it in good faith asserts that the Borrower has failed to satisfy a condition precedent to borrowing contained in Article V shall not result in such Lender becoming a "Defaulting Lender";

            (b) any Lender as to which any event of the type described in
      Section 8.1.9 occurs (with all references in such Section to the Borrower instead being to such Lender);

            (c) any Lender as to which any governmental authority (including the Office of Thrift Supervision, Resolution Trust Corporation, the Federal Deposit Insurance Company, the Office of the Comptroller of Currency or the Federal Reserve Board) directly or indirectly seizes, takes possession of or undertakes, authorizes, or orders similar action with respect to, or authorizes, or orders the liquidation, dissolution, winding up, sale, transfer or other disposition of, or takes steps or institutes proceedings or otherwise proceeds to liquidate, dissolve, wind up, sell, transfer or otherwise dispose of, such Lender or all or any part of such Lender's property or appoints or authorizes or orders the appointment of a receiver, liquidator, sequestrator, trustee, custodian, conservator or other officer or entity having similar powers over such Lender or over all or any part of such Lender's property.

      "Disbursement" is defined in Section 2.6.2.

      "Disbursement Date" is defined in Section 2.6.2.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

      "Dollar" and the sign "$" mean lawful money of the United
States.

      "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

      "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Event of Default" is defined in Section 8.1.

      "Exchange Act" means the Securities and Exchange Act of
1934, as amended.

      "Existing Credit Agreement" is defined in the second recital.

      "Existing Lenders" is defined in the second recital.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

      "Fee Letters" means, collectively, the confidential letter agreements by and between the Borrower and each Lender entering into a fee arrangement with Borrower or SIHL.

      "FF&E Debt" means Indebtedness of the type set forth in clause (f) of Indebtedness (and Contingent Liabilities incurred in connection therewith) to the extent incurred for furniture, fixtures and equipment used in, or to be located in or on, the Project, the amount of which shall be included in Project Costs.

      "First Amendment Agreement" is defined in the third recital.

      "Fiscal Quarter" means any quarter, ending on March 31, June 30, September 30 or December 31, of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than a State of the United States executed and delivered by SIHL or any of its Restricted Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary or Person in which an equity or similar interest is to be pledged to the Administrative Agent pursuant to the terms of Section 7.1.7, to further protect or perfect the Lien on and security interest in any collateral being pledged pursuant to a Pledge Agreement.

      "F.R.S. Board" means the Board of Governors of the Federal
Reserve System or any successor thereto.

      "GAAP" is defined in Section 1.4.

      "Governmental Authority" means The Commonwealth of The Bahamas, the United States of America, any state, local or municipal entity located within the foregoing, and (in each case), any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Property, the Borrower, any Obligor or any Lender Party.

      "Griffin" means Griffin Gaming & Entertainment, Inc., a Delaware corporation and its successors and assigns.

      "Griffin Merger" means the merger of Griffin with and into SMC upon the terms and conditions of the Griffin Merger Agreement.

      "Griffin Merger Agreement" means the Agreement and Plan of Merger, dated as of August 19, 1996, among SIHL, SMC and Griffin.

      "Guarantor" means SIHL, each Subsidiary of the Borrower and each Restricted Subsidiary that on (or following) the Effective Date executes and delivers a Guaranty to the Administrative Agent or is a party hereto as a "Guarantor".

      "Guaranty" means, collectively, each Subsidiary Guaranty executed and delivered by an Authorized Officer of each Restricted Subsidiary on the Effective Date pursuant to Section 5.1.4 or following the Effective Date pursuant to Section 7.1.7 and clause (f) of Section 7.2.5, substantially in the form of Exhibit E hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "Hazardous Material" means

            (a)  any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c)  any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

            (a)  which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

      "Improvements" shall mean the buildings, structures and other improvements located and constructed on the Land.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person means, without duplication:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (including the Letters of Credit), whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

            (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined (other than current liabilities of a nature other than the current portion of Indebtedness of the type described in clause (a), (b) or (c) of this definition);

            (e)  net liabilities of such Person under all Hedging
      Obligations;

            (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

      "Indemnified Liabilities" is defined in Section 10.4.

      "Indemnified Parties" is defined in Section 10.4.

      "Inspecting Engineer" means Jackson Burnside or any other independent firm of professional engineers or consulting architects approved by the Managing Agents.

      "Instruments" shall mean any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

      "Insurance Requirements" shall mean all provisions of any insurance policy covering or applicable to the Borrower or a Subsidiary of the Borrower, the Real Estate or any part thereof, all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any body exercising similar functions) applicable to or affecting (a) the Real Estate or any part thereof, (b) any use or condition thereof or (c) the Borrower.

      "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated the date hereof, in substantially the form of Exhibit Q hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "Interest Expense" means, for any period, the aggregate amount of interest expense of a Person for such period which, in accordance with GAAP, would be included on the consolidated financial statements of such Person, including the portion of any rent paid on Capitalized Lease Liabilities which is allocable to interest expense in accordance with GAAP. Any such interest expense which is subject to a Hedging Obligation will be calculated on the net effect of any payments made by the other party to such Hedging Obligation.

      "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

            (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

            (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

            (c)  no Interest Period may end later than the Stated
      Maturity Date.

      "Investment" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

            (b)  any Contingent Liability of such Person;

            (c) any ownership or similar interest held by such Person in any other Person; and

            (d) for purposes of clause (g) of Section 7.2.5 at all times prior to the date of Substantial Completion, the definition of "Investment" shall also include each of the items set forth in clause (a)(i) through (and including) clause (a)(vii) of the definition of "Permitted Investment Amount".

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "Investment Amount" means $130,000,000; provided, however, that if SIHL does not have Unconsolidated EBITDA (including therefrom all amounts payable to SIHL or a Restricted Subsidiary under the Resorts Agreement) of at least $43,000,000 for the 1996 Fiscal Year, as certified by an Authorized Officer of SIHL with the financial reports required to be delivered in accordance with clause (b) of Section 7.1.1, then the Investment Amount shall be automatically reduced to $100,000,000 on the date of delivery of such financials.

      "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

      "Issuer" means Scotiabank in its capacity as the issuer of the Letters of Credit.

      "KIL" means Kersaf Investments Limited, a South African corporation.

      "Land" means all of the real property and improvements now or hereafter owned by any member of the SIBL Group (including approximately 180 acres of undeveloped real property, three hotels, a casino and an 18 hole golf course) located on Paradise

Island in The Commonwealth of the Bahamas described in any of the Debentures.

      "Lease" means each material lease, license, occupancy and use agreement, operating agreement, concession and other arrangement, oral or written, existing on the date of the initial Credit Extension or entered into after such date, in each case whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of the Property or any portion thereof.

      "Legal Requirements" with respect to any Person or property, shall mean all laws, statutes, codes, acts, ordinances, permits, licenses, authorizations, directions and requirements of all Governmental Authorities, departments, commissions, boards, courts, authorities, agencies, officials and officers, and any material deed restrictions or other requirements of record, applicable to such Person or such property, or any portion thereof or interest therein or any use or condition of such property or any portion thereof or interest therein (including those relating to zoning, planning, subdivision, building, safety, health, use, environmental quality and other similar matters).

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

      "Lender Parties" means, collectively, each Agent, the Issuer and each Lender (and including, for purposes of the Rate Protection Agreements, any Affiliate of any Lender that is a counterparty to such Rate Protection Agreement), and their respective successors, transferees and assigns.

      "Lenders" is defined in the preamble.

      "Letter of Credit" is defined in Section 2.1.2.

      "Letter of Credit Commitment" means the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Lender, the obligations of such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $15,000,000 (or, if less, the then existing Commitment Amount).

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

            (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

            (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotiabank's LIBOR Office (or, if Scotiabank is not the Administrative Agent, first class banks in London) in the eurodollar interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Scotiabank's LIBO Rate Loan (or, if Scotiabank shall not then be making any LIBO Rate Loans, an amount approximately equal to the amount of the LIBO Rate Loan being made by the Lender then making the largest such LIBO Rate
Loan) and for a period approximately equal to such Interest Period.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) determined pursuant to the following formula:


          LIBO Rate                                 LIBO Rate
                             =      -----------------------------------------
     (Reserve Adjusted)                  1.00 - LIBOR Reserve Percentage


      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, two Business Days before the first day of such Interest Period.

      "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or charge against or interest in property to secure payment of a debt or performance of an obligation.

      "Loan" is defined in Section 2.1.1.

      "Loan Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.1.

      "Loan Document" means this Agreement, the Notes, the Letters of Credit, each Obligor Contract Assignment Agreement, each Guaranty, each Pledge Agreement, the Debentures, each Borrowing Request, each Issuance Request, each Fee Letter, each Rate Protection Agreement and each other agreement, document or instrument delivered in connection herewith or therewith.

      "Management Contracts" means, collectively, the following agreements, in each case as amended or otherwise modified in accordance with the terms of this
Agreement:

            (a) to the extent in effect, the Management Agreement, dated October 11, 1993, between SIBL, as assignee (on August 11, 1995) of the rights and obligations of SIHL under such Management Agreement and SIML, and any other management or similar agreement requiring the payment of money by any member of the SIBL Group (collectively referred to as the "PI Management Agreement");

            (b) the agreement, dated February 16, 1983, among SIML (formerly known as Southern Sun Hotel Management Limited), SRL and Mauritius Southern Sun Hotels Limited, as modified by an addendum, dated August 15, 1993, to such agreement among the parties thereto, in each case relating to the management of Saint Geran at Belle Mare, Mauritius;

            (c) the agreement, dated February 16, 1983, between SRL and SIML (formerly known as Southern Sun Hotel Management Limited), as modified by an addendum, dated August 15, 1993, to such agreement among the parties thereto, in each case relating to the management of Le Touessrok Hotel in Mauritius;

            (d) the agreement, dated February 16, 1983, between SRL and SIML (formerly known as Southern Sun Hotel Management Limited), as modified by an addendum, dated August 15, 1993, to such agreement among the parties thereto, in each case relating to the management of La Pirogue Hotel in Mauritius;

            (e) the agreement, dated 03.02.95, between Wolmar Sun Hotels Limited and SIML, relating to the management of the Sugar Beach hotel located in Wolmar, Flic en Flac in Mauritius and provisionally named Wolmar Sun Hotels Limited;

            (f) the agreement, dated 03.02.95, between Sun Leisure Ltd. and SIML, relating to the management of La Coco Beach hotel located in Belle Mare, Mauritius and provisionally named Sun Leisure Hotels Limited;

            (g)  the Technical Assistance Agreement, dated
      April 24, 1992, between PBV and SPIC;

            (h) each management or similar agreement pursuant to which SIHL or any other Subsidiary of SIHL is paid fees in connection with the Connecticut Opportunity; and

            (i) the Resorts Agreement, for so long as any amounts paid thereunder are included in the calculation of Unconsolidated EBITDA, until such time as such agreement is no longer deemed to be a Management Contract pursuant to clause (b) of Section 7.1.10.

      "Managing Agents" is defined in the preamble.

      "Mohegan Sub Notes" means the subordinated notes in original aggregate principal amount of $38,300,000 payable to SIHL by the Mohegan Gaming Authority pledged by SIHL in favor of the Administrative Agent pursuant to the SIHL Pledge Agreement, and all accrued interest through the date hereof, and shall also include any additional Mohegan Sub Notes issued in lieu of interest, fees or revenue thereon, and any other Mohegan Sub Notes (referred to as the "Additional Mohegan Sub Notes") issued in connection with payments under the Secured Completion Guaranty.

      "Mohegan Sun Casino" means the hotel and casino to be constructed in Montville, Connecticut, U.S.A.

      "Moody's" means Moody's Investors Service, Inc.

      "Net Debt Proceeds" means, with respect to the sale or issuance (to the extent permitted by the terms of this Agreement) by SIHL to any Person of any Subordinated Debt, the excess of:

            (a) the gross cash proceeds received by SIHL from such sale or issuance,

over

            (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements, in each case actually incurred in connection with such sale or issuance which have not been paid to Affiliates of SIHL in connection therewith.

      "Net Equity Proceeds" means with respect to the sale or issuance by SIHL to any Person (other than any sale or issuance limited to only WLG, Caledonia or KIL or any of their Affiliates) of any stock or other equity interests, warrants or options or the exercise of any such warrants or options in respect thereof, the excess of:

            (a) the gross proceeds received by SIHL from such sale, issuance or exercise over

            (b) all underwriting, broker and out-of-pocket fees and expenses paid by SIHL to other than an Affiliate of SIHL in connection therewith.

      "Net Income" means, for any period, the aggregate of all amounts (exclusive of (i) extraordinary gains and extraordinary losses and (ii) gains or losses from the sale of assets) which, in accordance with GAAP, would be included as net income on the most recently available consolidated financial statements of SIHL for such period; provided, that for purposes of the definition of Unconsolidated EBITDA, the calculation of SIHL's Net Income shall exclude net income attributable to Unrestricted Subsidiaries.

      "Net Worth" at any time means the excess of total assets of SIHL and its Subsidiaries at such time over total liabilities of SIHL and its Subsidiaries at such time, in each case as determined on a consolidated basis in accordance with GAAP.

      "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower, SIHL and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit, and each other Loan Document, and Hedging Obligations under a Rate Protection Agreement owed to a Lender or an Affiliate thereof (or a Person that was a Lender or an Affiliate of a Lender at the time the applicable Rate Protection Agreement was entered into), unless the Lender, such Affiliate (or other Person) otherwise agrees.

      "Obligor" means the Borrower, SIHL or any Restricted Subsidiaries obligated under any Loan Document.

      "Obligor Contract Assignment Agreement" means, collectively, each Obligor Contract Assignment Agreement executed and delivered by an Authorized Officer of each of SIML and PBV pursuant to Section 5.1.8, substantially in the form of Exhibit G hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "Omnibus Agreement" means the Omnibus Financing Agreement, dated as of September 21, 1995, between TCA and SIHL.

      "Ordinary Shares" means the ordinary shares of common stock of SIHL, par value $0.001 per share.

      "Organic Document" means, as applicable and relative to any Obligor, its certificate of incorporation, its by-laws, its certificate of partnership, its partnership agreement, and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

      "Original Debentures" means, collectively, (i) the Debenture, dated July 18, 1994, from the Borrower to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (ii) the Debenture And Legal Mortgage, dated July 18, 1994, from Paradise Island Limited to The Bank of Nova Scotia, The Royal Bank of

Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (iii) the Debenture And Legal Mortgage, dated July 18, 1994, from Island Hotel Company Limited to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (iv) the Debenture And Legal Mortgage, dated July 18, 1994, from Paradise Beach Inn, Limited to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, and (v) the Debenture, dated May 2, 1994, from PEL to The Bank of Nova Scotia, The Royal Bank of Scotland plc, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited.

      "Outside Completion Date" means September 1, 1999.

      "PAL" means Paradise Acquisition Limited, a corporation organized under the laws of The Commonwealth of The Bahamas.

      "Participant" is defined in Section 10.11.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "PBV" means Purposeful B.V., a company organized under the laws of the Netherlands.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto (which Percentages give effect to the inclusion of a Lender on the Effective Date that was not an Existing Lender) or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

      "Permits" shall mean collectively all material building, construction, land use, environmental and other permits, licenses (including the Casino License required for operation of the casino to be constructed as part of the Project), franchises, approvals, consents and authorizations (including central bank and planning board approvals from applicable Bahamian authorities) required for or in connection with the construction, ownership, use, occupation and operation of the Property and the Project and the transactions provided for in this Agreement.

      "Permitted Encumbrances" shall mean the exceptions to title to the Real Estate that are listed in Schedule B of the title insurance policy issued as of the date hereof on behalf of the Administrative Agent by the Title Insurer.

      "Permitted Investment" means investments in or acquisitions of the capital stock of, or partnership and/or other ownership interests in, a Person engaged in the hotel, resort and/or gaming industry, and/or parcels of real property or assets that can be used in the hotel, resort and/or gaming industry.

      "Permitted Investment Amount" shall be the Investment
Amount, as

            (a)  reduced (without duplication) by

                  (i) amounts guaranteed by SIHL or any Restricted Subsidiary or for which SIHL or any Restricted Subsidiary otherwise has any Contingent Liability to third parties or Unrestricted Subsidiaries in connection with Indebtedness of such Persons;

                (ii) any Debt and any Indebtedness of the type set forth in clause (f) of the definition of Indebtedness (and Contingent Liabilities in respect thereof) (other than (A) Debt permitted under clauses (a) and (i) of Section 7.2.2, (B) Subordinated Debt, and (C) FF&E Debt in an amount not to exceed $50,000,000 incurred and included as Project Costs, with such FF&E Debt being governed by clause (a)(v) below), in each case incurred by SIHL, the Borrower or any other Restricted Subsidiary after June 28, 1996 payable to other than SIHL, the Borrower or another Restricted Subsidiary which is recourse to SIHL, the Borrower or any other Restricted Subsidiary (to the extent of such recourse);

               (iii) the principal amount of any advances made by SIHL pursuant to the Secured Completion Guaranty;

                (iv) Investments of the type set forth in clauses (a), (b) and
            (c) of the definition of "Investments" made by SIHL, the Borrower or any other Restricted Subsidiaries since June 28, 1996;

                (v) the Additional Expenditure Amount less the aggregate amount by which the Borrower, SIHL or its

            Subsidiaries have funded Project Costs in cash with other than the proceeds of Credit Extensions or FF&E Debt (excluding from such funded Project Costs amounts from time to time designated by SIHL in writing to the Administrative Agent as having been allocated towards the Required Expenditure Amount required to be funded under this Agreement), calculated at the time such calculation of the Permitted Investment Amount is made; it being acknowledged and agreed that the FF&E Debt referenced in clause (a)(ii)(C) of this definition shall not reduce Project Costs for purposes of such calculation;

                (vi) the purchase price in the amount of $32,500,000 for real property and/or (without duplication) improvements thereon for the Holiday Inn and related real property located on Paradise Island; and

               (vii) the purchase price paid since June 28, 1996 by SIHL or any
            Restricted Subsidiary for assets purchased in other than the ordinary course of business (including $10,000,000 in respect of the purchase of an airplane in 1996);

and

            (b)  as increased

                  (i) by the amount received in cash in respect of Mohegan Sub
            Notes that are prepaid or repaid in cash to, or sold for cash by, SIHL or its Restricted Subsidiaries;

                (ii) by the amount of Net Debt Proceeds and Net Equity Proceeds received by SIHL as a result of the issuance of Subordinated Debt by or capital stock of SIHL; and

               (iii) the amount dividended or otherwise distributed, or paid
            (under management contracts or otherwise), in each case in cash by Unrestricted Subsidiaries to SIHL or a Restricted Subsidiary that does not constitute Indebtedness of SIHL or a Restricted Subsidiary.

      "Permitted Investment Notes" is defined in clause (e) of
Section 7.2.5.

      "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Personal Property" is defined in Section 6.9.

      "PI Management Agreement" is defined in clause (a) of the definition of "Management Contracts".

      "Plan" means any Pension Plan or Welfare Plan.

      "Plans and Specifications" means the detailed plans and specifications relating to the Project, delivered to the Administrative Agent pursuant to
Section 7.1.17, together with (subject to Section 7.2.15), all Change Orders from time to time in effect.

      "Pledge Agreement" means, as the context may require, the SIHL Pledge Agreement, the Borrower Pledge Agreement and each Subsidiary Pledge Agreement.

      "Preliminary Plans and Specifications" means the preliminary plans and specifications delivered to the Administrative Agent pursuant to Section 5.1.16, together with (subject to Section 7.2.15), all Change Orders from time to time in effect.

      "Preliminary Project Cost Analysis" means the preliminary breakdowns of the estimated Project Costs of constructing and completing the Project to be delivered to the Managing Agents in accordance with Section 5.1.16.

      "Preliminary Project Schedule" means a preliminary construction schedule for the Project to be delivered to the Managing Agents in accordance with
Section 5.1.16.

      "Prime Contractor" means Ellis Don, Inc., or any other reputable contractor approved by the Managing Agents.

      "Project" means the construction, in accordance with (initially), the Preliminary Plans and Specifications, until such time as the Plans and Specifications are delivered pursuant to the terms of this Agreement, at which point such construction shall be in accordance with the Plans and Specifications, of an approximately 1,200 room hotel, and construction of a new casino (including the construction of the West Hotel Tower, the East Hotel Tower, the Low Rise building, various site buildings (including the River Bar and Grill and the Atlantis Dune Bar and Grill) and water features), in each case on property owned on the Effective Date by the Borrower or its Subsidiaries on Paradise Island in The Commonwealth of The Bahamas.

      "Project Construction" means that portion of the construction of the Project that is the subject of the *[Contract] with the Prime Contractor.

      "Project Cost Analysis" means a detailed final budget including a detailed breakdown of estimated costs of constructing and completing the Project (as such budget may be revised from time to time in connection with (subject to Section ) Change Orders from time to time in effect).

      "Project Costs" means (i) all costs which SIHL or any of its Subsidiaries shall be required to pay under the terms of the Contracts, (ii) all other costs paid or incurred for labor, materials, supplies, machinery, equipment and to contractors, suppliers, builders and materialmen in connection with the Project,
(iii) all professional fees and bonding costs payable in connection with the Project, and (iv) all insurance premiums incurred in connection with the Project, but specifically excluding interest expense.

      "Project Schedule" means a detailed construction schedule for the Project (as such schedule may be revised from time to time in connection with (subject to Section ), Change Orders from time to time in effect).

      "Property" means the Real Estate and the Personal Property.

      "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

      "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower pursuant to the terms of this Agreement or the Existing Credit Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "Real Estate" means the Improvements and the Land.


      "Refinancing WC Facility" is defined in clause (i) of
Section 7.2.2.

      "Refurbishment" the refurbishment of the Borrower's existing casino on Paradise Island in The Commonwealth of The Bahamas.

      "Reimbursement Obligation" is defined in Section 2.6.3.
--------
*  COMPANY TO SUPPLY COPY FOR REVIEW.

      "Release" means a "release", as such term is defined in CERCLA.

      "Required Expenditure Amount" means

            (a) with respect to the Credit Extension which will cause the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings to exceed the Allowed Amount, 50% of the Allowed Amount; and

            (b) with respect to the Credit Extension which will cause the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings to exceed 150% of the Allowed Amount, $75,000,000.

      "Required Lenders" means, at any time, Lenders holding at least 66 2/3% of the then aggregate outstanding principal amount of the Loans then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the Commitments.

      "Resorts Agreement" means any agreement entered into with SIHL or a Restricted Subsidiary pursuant to which such Person is paid to manage the Resorts Casino Hotel (or any successor thereto) in Atlantic City, New Jersey, U.S.A., as the same may be amended, supplemented, modified or terminated from time to time in accordance with the terms hereof.

      "Resource Conservation and Recovery Act" means the Resource
Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

      "Restricted Payment Amount" means a maximum amount in each Fiscal Quarter not to exceed 5% (prior to the date of Substantial Completion) and 10% (thereafter) of Net Income (including after giving effect to the payment of any taxes) for the prior Fiscal Year, but in any event only up to a maximum aggregate amount of 20% (prior to the date of Substantial Completion) and 33% thereafter, in each case in any given Fiscal Year, of the Net Income for the immediately preceding Fiscal Year.

      "Restricted Subsidiary" means the Borrower, each Subsidiary of the Borrower, each Subsidiary of SIHL existing on the Effective Date as further set forth on Item 1.1(a) ("Restricted Subsidiaries") of the Disclosure Schedule (other than Birbo B.V., a Netherlands corporation, SMC, PAL, SCI and SCM), and any additional wholly-owned Subsidiaries of SIHL that SIHL may from time to time irrevocably elect to designate as a Restricted Subsidiary by written notice to such effect delivered to the Administrative Agent, but only if SIHL and such Subsidiary comply with the provisions of Section and after giving effect to such designation no Default (including under Section ) shall have occurred or would result therefrom.

      "Royal Bank" is defined in the preamble.

      "S&P" means Standard & Poor's Ratings Services.

      "SCI" means Sun Casino Investments, S.A., a Swiss corporation.

      "SCM" means Sun Casino Management, S.A., a Swiss corporation.

      "Scotiabank" is defined in the preamble.

      "Second Amendment Agreement" is defined in the fourth recital.

      "Secured Completion Guaranty" means the Secured Completion Guarantee, dated as of September 29, 1995, by SIHL in favor of First Fidelity Bank, as trustee for the holders of the Senior Notes.

      "Secured Obligations" means (without duplication), collectively,

                  (i)  the Obligations; and

                (ii) all amounts arising under or in connection with the
            Supplemental Financing owing to a Secured Party.

      "Secured Parties" means, collectively, (i) the Lender Parties, (ii) the financial institution (or institutions) from time to time providing the Supplemental Financing and (iii) each Person that is a counterparty to one or more Rate Protection Agreements, if such Person is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "Senior Debt to Unconsolidated EBITDA Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

            (a) Debt (other than Subordinated Debt) outstanding on the last day of such Fiscal Quarter to

            (b) Unconsolidated EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

      "Senior Indenture" means the Indenture, dated as of September 29, 1995, between the Mohegan Gaming Authority and First Fidelity Bank, as trustee, executed and delivered in connection with the issuance of the Senior Notes.

      "Senior Notes" means the 13.5% Senior Notes due 2002 of the Mohegan Gaming Authority, issued pursuant to the Senior Indenture.

      "SIBL Group" means, collectively, the Borrower and each of its Subsidiaries and Sun International Representation Inc., a Florida corporation and each of its Subsidiaries.

      "Significant Subsidiary" means, at any date of determination, the Borrower, its Subsidiaries and any other Subsidiary of SIHL that, together with its Subsidiaries, (i) for the most recent Fiscal Quarter of SIHL accounted for (or, in the case of any Subsidiary that is acquired following the Effective Date, would have accounted for) more than 5% of the consolidated revenues of SIHL and its Subsidiaries during such Fiscal Quarter or (ii) as of the end of the most recent Fiscal Quarter of SIHL was the owner of (or, in the case of any Subsidiary that is acquired following the Effective Date, would have been the owner of) more than 5% of the consolidated assets of SIHL and its Subsidiaries at the end of such Fiscal Quarter, all as set forth on the most recently available consolidated financial statements of SIHL for such Fiscal Quarter.

      "SIHL" is defined in the preamble.

      "SIHL Closing Date Certificate" means the closing date certificate executed and delivered by SIHL pursuant to Section 5.1.14, substantially in the form of Exhibit H-2 hereto.

      "SIHL Pledge Agreement" means the Amended and Restated Pledge Agreement executed and delivered by SIHL pursuant to Section 5.1.5, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "SIIL" means Sun International Investments Limited, a corporation organized under the laws of the British Virgin Islands.

      "SIML" means Sun International Management Limited, a British Virgin Islands corporation.

      "SMC" means Sun Merger Corp., a Delaware corporation and its successors and assigns.

      "SPIC" means Societe de Participation et d'Investissements de Casinos, a societe anonyme organized under the laws of France.

      "SRL" means Sun Resorts Limited, a Mauritius corporation quoted on the Mauritian Stock Exchange.

      "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

      "Stated Expiry Date" is defined in Section 2.6.

      "Stated Maturity Date" means October 31, 2001.

      "Subordinated Debt" means all unsecured Indebtedness of SIHL for money borrowed which is incurred under the terms of any Subordinated Note Indenture and evidenced by Subordinated Notes and which matures on a date that is at least one year after the
Stated Maturity Date.

      "Subordinated Noteholder" means, at any time, any holder of a Subordinated Note.

      "Subordinated Note Indenture" means, collectively, each Indenture, note purchase agreement or other agreement evidencing the terms or agreements relating to Subordinated Debt, if any, to be executed and delivered by SIHL in connection with the incurrence by SIHL of Subordinated Debt in form and substance (including as to schedules, covenants, defaults, remedies, subordination provisions and the absence of amortization) reasonably agreed to by the Required Lenders, as each such Subordinated Note Indenture may be amended, supplemented, amended and restated or otherwise modified in accordance with the terms of Section 7.2.14.

      "Subordinated Notes" means, collectively, the Subordinated Notes, if any, in form and substance reasonably satisfactory to the Required Lenders, to be issued by SIHL pursuant to a Subordinated Note Indenture as such Subordinated Notes may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.2.14.

      "Subordination Agreement" means a Subordination Agreement in the form of Exhibit K hereto executed and delivered to the Administrative Agent pursuant to clause (b) of Section 7.2.2 by SIHL and the Borrower and any Subsidiary of SIHL that makes a loan to either SIHL or the Borrower.

      "Subordination Provisions" is defined in Section 8.1.19.

      "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity (whether now or hereafter acquired or existing) of which more than 50% of the outstanding capital stock, partnership interests or similar interests having ordinary voting power (irrespective of whether at the time capital stock or interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Subsidiary Pledge Agreement" means, collectively, each Pledge Agreement executed and delivered by each Restricted Subsidiary of SIHL (other than the Borrower) on the Effective Date pursuant to Section 5.1.6 or thereafter pursuant to Section 7.1.7, substantially in the form of Exhibit F-3 hereto, as amended, supplemented, restated or otherwise modified from time to time.

      "Substantial Completion" shall be deemed to have occurred for purposes of the Loan Documents at such time as the Project shall have been substantially completed in accordance with the Plans and Specifications and all Legal Requirements, and the new hotel and casino comprising the Project shall be ready for occupancy and operation, as evidenced by a certificate of the Inspecting Engineer and the issuance by the appropriate Governmental Authority of certificates of occupancy and all other Permits for the occupancy, use and operation of such Improvements contemplated by the Plans and Specifications relating to the Project, all in form and substance reasonably satisfactory to the Managing Agents.

      "Sun Cove" means, Sun Cove Ltd., a Connecticut corporation.

      "Supplemental Debentures" means, collectively, (i) the Supplemental Debenture, dated December 27, 1994, from the Borrower to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 326 to 331, (ii) the Supplemental Debenture And Further Charge, dated December 27, 1994, from Paradise Island Limited to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 289 to 325, (iii) the Supplemental Debenture And Further Charge, dated December 27, 1994, from Island Hotel Company Limited to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 340 to 349, (iv) the Supplemental Debenture And Further Charge, dated December 27, 1994, from Paradise Beach Inn, Limited to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 332 to 339, (v) the Supplemental Debenture, dated December 27, 1994, from PEL to The Bank of Nova Scotia, recorded in The Commonwealth of The Bahamas in Book 6399 at pages 282 to 288, (vi) the Supplemental Debenture, dated March 8, 1996, issued by the Borrower in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (vii) the Supplemental Debenture, dated March 8, 1996, issued by PEL in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (viii) the Supplemental Debenture And Further Charge, issued by Paradise Beach Inn, Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, (ix) the Supplemental Debenture And Further Charge, dated March 8, 1996, issued by Island Hotel Company Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited, and (x) the Supplemental Debenture And Further Charge, dated March 8, 1996, issued by Paradise Island Limited in favor of The Bank of Nova Scotia, The Royal Bank of Scotland PLC, ABSA Bank Limited, NEDCOR Bank Limited and Henry Ansbacher & Co. Limited.

      "Supplemental Financing" is defined in clause (i) of
Section 7.2.2.

      "Survey" is defined in Section 5.1.18.

      "Taxes" is defined in Section 4.6.

      "TCA" means Trading Cove Associates, a Connecticut general partnership.

      "TCA Partnership Agreement" means the Amended and Restated Partnership Agreement, made as of September __, 1995, among Sun Cove, RJH Development Corp., a New York corporation, Leisure Resort Technology, Inc., a Connecticut corporation, Slavik Suites, Inc., a Michigan corporation and LMW Investments, Inc., a Connecticut corporation.

      "Title Insurer" is defined in Section 5.1.19.

      "Total Debt to Unconsolidated EBITDA Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

            (a)  Debt outstanding on the last day of such Fiscal
      Quarter

to

            (b) Unconsolidated EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

      "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "Unconsolidated EBITDA" means, at the end of any Fiscal Quarter, the aggregate amount of the sum of the items set forth in clauses (a) through (e) (inclusive) below for SIHL and the Restricted Subsidiaries only for such Fiscal Quarter plus the three immediately preceding Fiscal Quarters:

            (a)  Net Income,

plus

            (b)  the amount deducted, in determining such Net
      Income, representing amortization of assets,

plus

            (c)  the amount deducted, in determining such Net
      Income, of all income taxes (whether paid or deferred),

plus

            (d)  Interest Expense,

plus

            (e)  the amount deducted, in determining such Net
      Income, representing depreciation of assets;

provided, that amounts payable to SIHL or a Restricted Subsidiary under the Resorts Agreement (if in effect) shall be included in the calculation of Unconsolidated EBITDA only for so long as its inclusion shall be permitted under clause (b) of Section 7.1.10.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "Unrestricted Subsidiary" means each Subsidiary of SIHL that is not a Restricted Subsidiary; provided, that neither the Borrower nor any of its Subsidiaries, or any Subsidiary that is at any time a Restricted Subsidiary, may be designated as an Unrestricted Subsidiary.

      "WC Facility" means the credit facility existing on the Effective Date between the Borrower and The Bank of Nova Scotia, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      "wholly-owned Subsidiary" of any Person means any corporation, partnership, association or other business entity of which 100% of the total voting power of shares of stock, partnership interests or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, general partners, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other wholly-owned Subsidiaries of such Person or a combination thereof.

      "WLG" means World Leisure Group Limited, a British Virgin
Islands corporation.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Issuance Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those U.S. generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section
6.5. If any preparation in the financial statements referred to in Section 6.5 or Section 7.1.1 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in any results, amounts, calculations, ratios, standards or terms found in this Agreement from those which would be derived or be applicable absent such changes, the Borrower and/or SIHL may reflect such changes in the financial statements required to be delivered pursuant to Section 7.1.1, but calculations of financial covenants shall be made without giving effect to any such changes. Upon the request of SIHL or any Lender the parties hereto agree to enter into negotiations in order to amend the financial covenants and other terms of this Agreement if there occur any changes in GAAP that have a material effect on the financial statements of the Borrower and/or SIHL, so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's and/or SIHL's financial condition and such other terms shall be the same in all material respects after such changes as if the changes had not been made.

                                  ARTICLE II

        COMMITMENTS, BORROWING PROCEDURES, NOTES AND LETTERS OF CREDIT

      SECTION 2.1. Amendment and Restatement; Commitments. The Borrower, SIHL and the Guarantors parties hereto (subject to the terms of this Agreement) and the Existing Lenders, the Lenders and the Issuer hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety to become effective and binding on the Borrower, SIHL and such Guarantors pursuant to the terms of this Agreement and the Lenders (including the Existing Lenders), and the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the parties hereto hereby agree that the commitments which the Existing Lenders have agreed to extend to the Borrower (which includes the Loan Facility) under the Existing Credit Agreement shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement); provided, that any Rate Protection Agreements with any one or more Existing Lenders (or their respective Affiliates) shall continue unamended and in full force and effect. In furtherance of the foregoing, on the terms and subject to the conditions of this Agreement (including Article V),

            (a) each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1;
      and

            (b) the Issuer agrees that it will issue Letters of Credit pursuant to Section 2.1.2, and each Lender severally agrees that it will participate in such Letters of Credit in accordance with Section 2.6.1.

      SECTION 2.1.1. Commitment of Each Lender. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any type, its "Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day. The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

      SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Commitment
Termination Date, the Issuer will, subject to the terms of this Agreement (including Section 2.1.4),

            (a) issue one or more letters of credit (a "Letter of Credit") for the account of the Borrower, the Restricted Subsidiaries or SIHL in the Stated Amount requested by the Borrower on such day; or

            (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Commitment Termination Date and (y) one year from the date of such extension.

      SECTION 2.1.3.  Lenders Not Permitted or Required to Make
Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings

            (a) of all Lenders would exceed the Commitment Amount, or

            (b)  of such Lender would exceed such Lender's
      Percentage of the Commitment Amount.

      SECTION 2.1.4. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or
(b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Loans then outstanding would exceed the Commitment Amount then in effect.

      SECTION 2.2.  Reduction of Commitment Amount.  The
Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

      SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.

      SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than two, in the case of Base Rate Loans, or three, in the case of LIBO Rate Loans, nor (in either case), more than five Business Days' notice, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or in the unused amount of the Commitments. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer of immediately available funds on the same Business Day to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be made pro rata among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower and each Lender hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

      SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than three Business Days' notice prior to the existing Stated Expiry Date (or, if a Letter of Credit has an automatic extension provision, at least five Business Days' notice prior to the date that such Letter of Credit will, by its terms, be extended or, if earlier, the date on which a notice from the Issuer is required to be delivered to the beneficiary of the Letter of Credit informing the beneficiary that the Letter of Credit will not be extended) in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in
Section 7.1.9. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Commitment Termination Date or (ii) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

      SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its

Percentage, be responsible for reimbursing promptly (and in any event within three Business Days following the Disbursement Date) the Issuer for Reimbursement Obligations arising under the Letter of Credit issued by the Issuer which have not been reimbursed by the Borrower in accordance with Section
2.6.3. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive (i) a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.2 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer with respect to such Letter of Credit pursuant to the last sentence of Section 3.3.2) and (ii) from the date that such Lender has reimbursed the Issuer in accordance with the first sentence of this Section, (A) the interest payable pursuant to Section 2.6.2 and, if applicable,
(B) the interest payable pursuant to Section 3.2.2 with respect to any Reimbursement Obligation not paid when due. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

      SECTION 2.6.2. Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York City time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate then in effect for Base Rate Loans (with the then Applicable Base Rate Margin for Loans accruing on such amount) for the period from the Disbursement Date through the date of such reimbursement.

      SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Lender's obligation under Section
2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

      SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 8.1.9 or, with notice from the Administrative Agent, upon the occurrence and during the continuation of any other Event of Default,

            (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding hereunder shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

            (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Defaults or Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

      SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) the failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in connection with such Letter of Credit in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower or any such Lender, as the case may be.

      SECTION 2.7. Notes. Each Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the final Stated Maturity Date therefor. Prior thereto, the Borrower may (or shall, as applicable), make the repayments and prepayments set forth below.

            (a) The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans, and the Borrower may select whether such prepayment shall be allocated to the Base Rate Loans, LIBO Rate Loans or both (and the amounts so allocated to each); provided, however, that

                  (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

               (iii) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000.

            (b) The Borrower shall, on each date when any reduction in the Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all Loans, and if required deliver cash collateral for Letter of Credit Outstandings, equal to the excess, if any, of the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings over the Commitment Amount as so reduced.

            (c) The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by

Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

      SECTION 3.2.  Interest Provisions.  Interest on the
outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1.  Rates.  Pursuant to an appropriately
delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

            (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Base Rate Margin; and

            (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable LIBO Rate Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the Applicable Base Rate Margin plus a margin of 2%.

      SECTION 3.2.3.  Payment Dates.  Interest accrued on each
Loan shall be payable, without duplication:

            (a)  on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

            (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest

      Period shall exceed three months, on the third month anniversary of such Interest Period);

            (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

            (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on

            (a) June 28, 1996 and continuing through the Effective Date, a commitment fee at a rate of 1/4 of 1% per annum; and

            (b) the Effective Date and continuing through the Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum,

in each case on such Lender's Percentage of the sum of the average daily unused portion of the Commitment Amount (net of Letter of Credit Outstandings). Such commitment fees shall be payable by the Borrower in the case of clause (a) above, on the Effective Date and, in the case of clause (b) above, in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

      SECTION 3.3.2. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each other Lender, a Letter of Credit fee in an amount equal to the then Applicable Margin for LIBO Rate Loans, multiplied by the average daily undrawn Stated Amount of all Letters of Credit outstanding during the applicable period, with such fees being payable quarterly in arrears on each Quarterly

Payment Date. The Borrower further agrees to pay to the Issuer an issuance fee in an amount equal to the higher of (i) $100 (as such amount may be increased from time to time in accordance with the Issuer's standard charges for such services) and (ii) 1/4 of 1% per annum of the Stated Amount thereof, with such fees being payable quarterly in arrears on each Quarterly Payment Date.

      SECTION 3.3.3. Other Fees. The Borrower agrees to pay to each Lender for its own account the non-refundable fees in the amounts and on the dates set forth in such Lender's Fee Letter.

      SECTION 3.4. Guaranty Provisions. Each of SIHL and each Subsidiary of the Borrower from time to time a party to this Agreement hereby jointly and severally irrevocably guarantees the payment of all Obligations as set forth in this Section 3.4.

      SECTION 3.4.1.  Guaranty.  Each of SIHL and each other
Guarantor from time to time a party to this Agreement hereby absolutely, unconditionally and irrevocably jointly and severally

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss. 502(b) and ss. 506(b)); and

            (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under Section 3.4.

This guaranty and the provisions of this Section 3.4 constitutes a guaranty of payment when due and not of collection, and SIHL and each other Guarantor specifically agrees that it shall not be necessary or required that any Lender or Agent exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of SIHL or such Guarantor hereunder.

      SECTION 3.4.2. Acceleration of Guaranty. Each of SIHL and each other Guarantor agrees that, in the event of a Default of the type set forth in Section 8.1.9 and if such event shall occur at a time when any of the Obligations of the Borrower and each other Obligor may not then be due and payable, SIHL and such other Guarantor will pay to the Administrative Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by SIHL or such Guarantor if all such Obligations were then due and payable.

      SECTION 3.4.3. Guaranty Absolute, etc. Section 3.4 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of SIHL and each other Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. SIHL and each other Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or Agent with respect thereto. The liability of SIHL and each other Guarantor under
Section 3.4 shall be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

            (b)  the failure of any Lender Party

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under Section 3.4 of this Agreement, any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

            (d) any reduction, limitation, impairment or termination of the Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and SIHL and each other Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower, any other Obligor or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

            (f) any addition, exchange, release, surrender or non- perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

      SECTION 3.4.4. Reinstatement, etc. Each of SIHL and each other Guarantor agrees that Section 3.4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

      SECTION 3.4.5. Waiver, etc. Each of SIHL and each other Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and
Section 3.4 and any requirement that any Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

      SECTION 3.4.6. Postponement of Subrogation, etc. Neither SIHL nor any other Guarantor will exercise any rights which it may acquire by way of rights of subrogation under Section 3.4, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrower and each other Obligor. Any amount paid to SIHL or any other Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrower and each other Obligor shall be held in trust for the benefit of the Lender Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms hereof; provided, however, that if

            (a) SIHL and/or any other Guarantor have made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations of the Borrower or any other Obligor; and

            (b) all Obligations of the Borrower and each other Obligor have been paid in full and all Commitments have been permanently terminated,

each Lender Party agrees that, at SIHL's or such other Guarantor's request, the Administrative Agent, on behalf of the Lender Parties, will execute and deliver to SIHL or such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to SIHL or such Guarantor of an interest in the Obligations of the Borrower and each other Obligor resulting from such payment by SIHL or such Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, SIHL and each other Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the provisions of Section 3.4 to any Lender Party.


                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, so long as such Lender shall then be taking the same action with respect to all other similar loans it may have outstanding to other borrowers, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 4.2.  Deposits Unavailable.  If the Administrative
Agent shall have determined that

            (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Scotiabank in its relevant market; or

            (b) by reason of circumstances affecting Scotiabank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, so long as the Administrative Agent shall then be taking the same action with respect to all other similar loans it may have outstanding to other borrowers, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Provided that each Lender requesting reimbursement under this Section 4.3 is then taking the same action with respect to all other similar loans it has outstanding to other borrowers of a class similar to the Borrower (including as to the aggregate amount of credit extensions made to such other borrowers), the Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, including any increased costs or reduced returns caused by the imposition of any reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) required by any central bank, regulator or other governmental authority (including the Bank of England) having authority over any Lender, in each case to the extent not already specifically addressed by the provisions of the definition of "LIBOR Reserve Percentage", except as to any increased cost or reduced amount that results from the imposition of Taxes (liability for which is determined pursuant to Section 4.6). The Lender requesting reimbursement under this Section shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. Any Lender claiming any amounts payable pursuant to this Section shall use its commercially reasonable efforts to change its applicable lending office with respect to some or all of its LIBO Rate Loans if the making of such change would avoid the need for or reduce the amount of any such additional amounts that would thereafter accrue, so long as such Lender will not incur any costs that the Borrower will not agree to reimburse to such Lender and such change is not inconsistent with such Lender's internal policies.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of,

            (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, including all such loss or expense arising as a result of the provisions of Section 4.11;

            (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

            (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made, or the Letters of Credit issued or participated in, by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case so long as such Lender shall then be taking the same action with respect to all other similar loans it may have outstanding to other borrowers, upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.6. Taxes. (a) All payments by SIHL, each other Guarantor or the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by SIHL, any other Guarantor or the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then SIHL, such Guarantor or the Borrower (as applicable) will

            (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

         (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and each of SIHL, each other Guarantor and the Borrower will (without duplication) promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had such Taxes not been asserted.

      (b) If either SIHL, any other Guarantor or the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, SIHL, each other Guarantor and the Borrower shall jointly and severally indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by SIHL, such Guarantor and the Borrower.

      (c) Any Lender claiming any indemnity payment or additional amount payable pursuant to this Section shall use commercially reasonable efforts to file any certificate or document reasonably requested by SIHL or the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue and such filing or change is not inconsistent with that Lender's internal policies.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by SIHL, each other Guarantor and the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by SIHL, such Guarantor and the Borrower (without duplication) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such extension. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clauses (b) or (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

            (a) the amount of such selling Lender's required repayment to the purchasing Lender to

            (b)  the total amount so recovered from the purchasing
      Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of SIHL, each other Guarantor and the Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to

Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of SIHL, the Borrower or such Guarantor in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each of SIHL, each other Guarantor and the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or money of each of SIHL, such Guarantor and the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify SIHL, such Guarantor or the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 4.10. Defaulting Lender. (a) Upon any Lender becoming a Defaulting Lender, (i) the Administrative Agent shall endeavor to promptly notify each other Lender of the amount owed or potentially owed, as the case may be, by such Defaulting Lender and (ii) the Commitment Amount shall be reduced by an amount equal to the unutilized portion of such Defaulting Lender's Percentage thereof then in effect (the "Unutilized Portion"); provided, however, that, with the prior written consent of the Administrative Agent, the Borrower may request a non-defaulting Lender to, whereupon such non-defaulting Lender may (in its sole discretion and without the consent of any other Lender), by promptly notifying the Borrower and the Administrative Agent, increase its Commitment in an amount equal to the Unutilized Portion, in which case, upon receipt by the Borrower and the Administrative Agent of such notice, (x) the Commitment of such non-defaulting Lender shall be so increased and (y) the amount of the Commitment Amount then in effect shall be equal to the amount of the Commitment Amount in effect immediately prior to the time such Defaulting Lender became a Defaulting Lender and (iii) the Percentage of such Defaulting Lender shall be reduced to zero.

      (b) No Defaulting Lender shall be entitled to receive any fees accrued on and after the date such Lender became a Defaulting Lender.

      (c) Notwithstanding anything contained herein to the contrary, no Defaulting Lender shall be entitled to receive any payments hereunder on account of any Loans or Notes until all amounts that are due and payable with respect to any Loans as to which such Defaulting Lender is not a Lender or a participant shall have been paid in full.

      (d) Nothing in this Section shall be deemed to release any Defaulting Lender from fulfilling its obligations under this Agreement or otherwise or to prejudice the rights which SIHL, the Borrower or any other Lender or the Administrative Agent may have against any such Defaulting Lender.

      SECTION 4.11. Replacement Lender. In the event that SIHL, any other Guarantor or the Borrower becomes obligated to pay any additional material amounts to any Lender pursuant to Section 4.3 or 4.5 (which amounts are generally not due or payable to all Lenders generally under such Sections) or such Lender is not able to make LIBO Rate Loans pursuant to Section 4.1, as a result of any event or condition described in any of such Sections, then, unless such Lender has removed or cured the conditions creating the cause of such obligation to pay such additional amounts, the Borrower may designate a substitute lender (and such Lender agrees to be replaced by such substitute Lender upon and in accordance with the terms set forth in this Section) reasonably acceptable to the Managing Agents (such lender herein called a "Replacement Lender") to have assigned to it pursuant to Section 10.11.1, and to purchase, such Lender's rights and obligations with respect to its entire Loans and Commitment hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount payable to such Lender with respect to its Loans and Commitment hereunder, plus any accrued and unpaid interest and accrued and unpaid fees in respect of such Lender's Loans and Commitment owing to such Lender. Upon such assignment and purchase by the Replacement Lender and payment of all other amounts owing to the Lender being replaced hereunder, and the payment to the Administrative Agent of the processing fee due to it under Section 10.11.1, such Lender shall no longer be a party hereto or have any rights or obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender with respect to its Loans and Commitment hereunder; provided, that the rights of such replaced Lender pursuant to

Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the rights and obligations of such Lender pursuant to Article IX and Sections 10.3 and 10.4, shall survive any assignment described in this Section.


                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and the Issuer to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.

      SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor a certificate, dated the date of the initial Credit Extension of its Secretary or Assistant Secretary as to

            (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

            (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it; and

            (c) resolutions of the shareholders of each Obligor organized under the laws of The Commonwealth of The Bahamas then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

      SECTION 5.1.2. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

      SECTION 5.1.3. Form of Performance Bond/Completion and Cost Overrun Agreement. The Lenders shall have received a form of the performance bond (or other completion and cost overrun agreement) that the Borrower proposes to deliver pursuant to the terms of Section 5.2.3, which shall be in form and substance reasonably satisfactory to the Required Lenders.

      SECTION 5.1.4. Guaranty. The Administrative Agent shall have received a Guaranty, duly executed and delivered by an Authorized Officer of each Restricted Subsidiary (other than the Borrower and the Guarantors party hereto) existing on the Effective Date (and, if different, on the date of the initial Credit Extension).

      SECTION 5.1.5. SIHL Pledge Agreement and Borrower Pledge Agreement. The Administrative Agent shall have received executed counterparts of (i) the SIHL Pledge Agreement and (ii) the Borrower Pledge Agreement, each dated as of the date hereof or the date of the initial Credit Extension, duly executed by an Authorized Officer of SIHL or the Borrower (as the case may be), together with the certificates evidencing all of the issued and outstanding shares of capital stock of each Pledged Share Issuer listed on Item 5.1.6 ("Pledgors") of the Disclosure Schedule pledged pursuant to each Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant to such Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of New York or the local law equivalent, where applicable.

      SECTION 5.1.6. Subsidiary Pledge Agreement. The Administrative Agent shall have received executed counterparts of each Subsidiary Pledge Agreement, dated as of the date hereof or the date of the initial Credit Extension, duly executed by an Authorized Officer of each Obligor listed on Item 5.1.6 ("Pledgors") of the Disclosure Schedule, together with the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to each Subsidiary Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant to such Subsidiary Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of New York or the local law equivalent, where applicable.

      SECTION 5.1.7. Foreign Pledge Agreements. All Foreign Pledge Agreements shall have been duly executed and delivered by all parties thereto and shall remain in full force and effect, and all Liens granted to the Administrative Agent thereunder shall be duly perfected (or the local equivalent thereof) to provide the Administrative Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, other than Liens securing the Secured Obligations or except to the extent of other Liens consented to by the Lenders.

      SECTION 5.1.8. Obligor Contract Assignment Agreements. The Administrative Agent shall have received executed counterparts of Obligor Contract Assignment Agreements, each dated as of the date hereof or the date of the initial Credit Extension, duly executed by SIHL, SIML and by PBV in respect of the assignment of such Obligor's rights under each Management Contract and SIHL's rights under the Omnibus Agreement, together with

            (a) executed copies of Uniform Commercial Code financing statements (Form UCC-1) or analogous filings that are required by jurisdictions outside of the United States, in each case naming SIHL, SIML or PBV (as the case may be) as a debtor and the Administrative Agent as the secured party, filed in all jurisdictions as may be necessary or, in the opinion of the Managing Agents, desirable to perfect the security interest of the Administrative Agent pursuant to such Obligor Contract Assignment Agreements; and

            (b) to the extent necessary, executed copies of proper termination statements or similar instruments satisfactory to the Administrative Agent necessary to release all Liens and other rights of any Person in any collateral described in any Obligor Contract Assignment Agreement or any Pledge Agreement previously granted by any Obligor.

      SECTION 5.1.9. Perfected Liens. The Managing Agents shall be satisfied that the Lenders shall have received first priority (or local equivalent) perfected Liens on (a) to the extent practicable, all Collateral (as defined in each Obligor Contract Assignment Agreement), and (b) all Collateral (as defined in each Pledge Agreement).

      SECTION 5.1.10. Debentures. The Administrative Agent shall have received counterparts of (i) the Original Debentures, (ii) the Supplemental Debentures (in each case as originally executed by each owner of the Land) and (iii) the debentures, dated as of the date hereof, substantially in the form of Exhibit J hereto, executed by each owner of the Land (the Original Debentures, the Supplemental Debentures and the debentures referred to in clause (iii), as amended, supplemented, consolidated, spread, severed, partially released, partially reconveyed, restated and otherwise modified from time to time, collectively referred to as the "Debentures"), granting a first priority lien (in the case of the real property) and a floating charge (in the case of the personal property) to the

Administrative Agent, for the benefit of the Secured Parties in all right, title and interest in and to the Property and all Leases, rents, revenues, issues and profits pertaining to or in any way related to the Property (including hotel and casino revenues and receipts) each duly executed by an Authorized Officer of the owner of such property, together with

            (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Debentures as may be necessary or, in the reasonable opinion of the Managing Agents, desirable effectively to create a valid first mortgage Lien (or, in the case of personal property, floating charge Lien) against the properties purported to be covered thereby, subject only to the Permitted Encumbrances; and

            (b) such other approvals, opinions, or documents as the Managing Agents may reasonably request with respect to the Debentures.

      SECTION 5.1.11. Other Security Instruments. The Managing Agents shall have received the following, each dated as of the date of the initial Credit Extension (or such other, earlier date as shall be acceptable to the Managing Agents), duly executed, acknowledged (if appropriate) and delivered by the Borrower or, where applicable, another Obligor, and each other party thereto, in form and substance reasonably satisfactory to the Managing Agents, and, in the case of Instruments required to be recorded or filed, such Instruments shall have been duly recorded or filed, as the case may be (or provision entirely satisfactory to the Managing Agents and their counsel for the recording or filing thereof and for the payment of all fees, taxes and other expenses in connection therewith):

            (a) such evidence of filing as may be acceptable to the Managing Agents naming the applicable Obligor as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Managing Agents, desirable to perfect the security interest of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Debentures;

            (b) assignment of Architect's Agreements in the form of Exhibit L, pursuant to which all right, title and interest of the Borrower in, to, under and in respect of the Architect's Agreements and the Plans and Specifications (or, if applicable, the Obligor holding an interest in the Architect's Agreements and the Plans and Specifications) shall be assigned to the Managing Agents, as security for the payment and performance of the Obligations (as amended, supplemented and otherwise changed from time to time and in effect, herein collectively called the "Assignment of Architect's Agreements"), together with copies of the Architect's Agreements, which shall have been approved by the Managing Agents and the consent of each applicable architect to such assignment and the agreement of such architect to perform its Architect's Agreement in accordance with its terms for the benefit of the Administrative Agent as holder of the Debentures (for the benefit of the Secured Parties) and any purchaser of the Property at a foreclosure sale or other transferee of the Property (which consents and agreements shall be in writing, substantially in the form of Exhibit M hereto, or such other form as agreed to by the Administrative Agent); and

            (c) to the extent available and subject to Section 7.1.17, assignment of material Contracts in the form of Exhibit N, pursuant to which all right, title and interest of the Borrower in, to, under and in respect of the material Contracts and all Permits and all other contract rights of the Borrower in connection with the Project (or, if applicable, the Obligor holding an interest in such items) (including all management agreements and operating agreements) shall be assigned to the Administrative Agent, for the benefit of the Secured Parties (as amended, supplemented and otherwise modified from time to time and in effect, herein collectively called the "Assignments of Contracts"), together with the consent of each applicable contractor thereto and the agreement of such contractor to perform its Contract in accordance with its terms for the benefit of the Administrative Agent as holder of the Debentures (for the benefit of the Secured Parties) and any purchaser of the Property at a foreclosure sale or other transferee of the Property (which consents and agreements shall be in writing, substantially in the form of Exhibit O hereto, or such other form as agreed to by the Administrative Agent).

      SECTION 5.1.12. Prime Contractor; Inspecting Engineer's Report. The Managing Agents shall have approved the Prime Contractor selected by the Borrower, which approval shall not be unreasonably withheld. To the extent then available and subject to Section 7.1.17, the Managing Agents shall have received a report reasonably satisfactory to the Managing Agents prepared by the Inspecting Engineer that the Project, when completed in accordance with the Plans and Specifications, will comply in all material respects with all applicable Legal Requirements and Insurance Requirements.

      SECTION 5.1.13.  Opinions of Counsel.  The Administrative
Agent shall have received opinions, dated the date of the initial
Credit Extension and addressed to the Administrative Agent and all Lenders, from

            (a) Roberts Sheridan & Kotel, a Professional Corporation, New York and Connecticut counsel to the Obligors, in form and substance satisfactory to the Managing Agents;

            (b) Charles Adamo, General Counsel to SIHL and counsel to the other Obligors, in form and substance satisfactory to the Managing Agents;

            (c) Harry B. Sands & Company, Bahamian counsel to certain Obligors, in form and substance satisfactory to the Managing Agents;

            (d)  Conyers, Dill & Pearman, Bermuda counsel to the
      Obligors, in form and substance satisfactory to the Managing
      Agents;

            (e)  Smith-Hughes, Raworth & McKenzie, British Virgin
      Islands counsel to the Obligors, in form and substance satisfactory to the Managing Agents;

            (f) Carey Langlois, Guernsey, Channel Islands counsel to the Obligors, in form and substance satisfactory to the Managing Agents;

            (g)  Georges A. Robert, Mauritius counsel to the
      Obligors, in form and substance satisfactory to the Managing
      Agents;

            (h)  Loeff Claeys Verbeke, Netherlands counsel to the
      Obligors, in form and substance satisfactory to the Managing
      Agents;

            (i)  Smeets Thesseling & Van Bokhorst, Netherland
      Antilles counsel to the Obligors, in form and substance satisfactory to the Managing Agents;

            (j) Darrois Villey Maillot Brochie, French counsel to the Obligors in form and substance satisfactory to the Managing Agents; and

            (k) Mayer, Brown & Platt, counsel to the Administrative Agent, in form and substance satisfactory to the Managing Agents.

      SECTION 5.1.14. Closing Date Certificates. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificates, dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer of the Borrower and an Authorized Officer of SIHL, in which certificate the Borrower and SIHL, as applicable, shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Person, made as of such date (and under this Agreement), and, at the time such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Closing Date Certificates shall be in form and substance satisfactory to the Administrative Agent.

      SECTION 5.1.15. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis as if the Credit Extensions to be made on the date of the initial Credit Extension had occurred, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly contemplated) and delivered by the chief executive, financial or accounting Authorized Officer of SIHL and of the Borrower.

      SECTION 5.1.16. Plans and Specifications, etc. The Managing Agents and the Inspecting Engineer shall have received, and the Managing Agents shall have approved, (i) the Preliminary Plans and Specifications, (ii) the Preliminary Project Schedule and (iii) the Preliminary Project Cost Analysis, each certified by the Borrower, and to the extent then available and subject to Section 7.1.17, the Plans and Specifications, the Project Schedule and the Project Cost Analysis, each certified by the Borrower. Subject to Section 7.1.17, the Inspecting Engineer shall have issued a report, satisfactory to the Managing Agents, confirming that the Project Construction can be completed in accordance with the costs set forth in the Project Cost Analysis (to the extent then available) on or prior to the Outside Completion Date.

      SECTION 5.1.17. Environmental Reports. The Managing Agents shall have received and approved all studies, reports, surveys and analyses in the possession of the Borrower with respect to environmental matters relating to the Real Estate constituting the Project.

      SECTION 5.1.18. Survey. The Administrative Agent shall have received the most recent survey (the "Survey") of the Land and the Improvements thereon reasonably acceptable to the Managing Agents, certified to the Lenders and their successors and assigns and the Title Insurer by a licensed surveyor or engineer approved by the Managing Agents, which survey shall be satisfactory in all respects to the Managing Agents and their counsel and to the Title Insurer.

      SECTION 5.1.19. Title Insurance. The Administrative Agent shall have received a mortgagee's title insurance policy in favor of the Managing Agents in amounts and in form and substance and issued by insurers (collectively, the "Title Insurer") satisfactory to the Managing Agents, with respect to the property purported to be covered by the Debentures, insuring that the interests created by the Debentures constitute valid first Liens thereon free and clear of all defects and encumbrances other than the Permitted Encumbrances and other matters approved by the Managing Agents, and such policy shall also include, to the extent available, a comprehensive endorsement, variable rate endorsement, access and utilities endorsements, a mechanic's lien endorsement, a zoning endorsement and such other endorsements as the Managing Agents shall request. All premiums, title examination, survey, departmental violations, judgment and Uniform Commercial Code search charges (as applicable) and other charges and fees shall have been paid in full or provided for in a manner satisfactory to the Title Insurer and the Managing Agents, and the Managing Agents shall have received satisfactory evidence of such payment or provision. The Administrative Agent shall have also received all title deeds necessary to evidence the Borrower's good and marketable title to the Property.

      SECTION 5.1.20. Contracts. To the extent then available and subject to
Section 7.1.17, the Managing Agents and the Inspecting Engineer shall have received a complete list and summary (including the parties, term, general subject matter, compensation and cancellation terms), together with certified true copies of all Contracts necessary or appropriate for the construction of the work included in the Project, and the Managing Agents and the Independent Engineer shall have approved such Contracts (such consent not to be unreasonably withheld).

      SECTION 5.1.21. Leases. The Managing Agents shall have received certified true and complete copies, and (other than in the case of the Bahamas Casino Lease) approved the form and substance (such consent not to be unreasonably withheld), of each Lease existing on the date of the initial Credit Extension and, in addition, shall have received such subordination agreements, subordination, non-disturbance and attornment agreements, estoppel certificates, and other Instruments as the Managing Agents may request.

      SECTION 5.1.22. Insurance Policies; Assignment of Policies. The Administrative Agent shall have received duplicate originals of all policies of insurance required to be maintained pursuant to Section 7.1.4, with all appropriate endorsements to such policies, together with evidence satisfactory to the

Administrative Agent of the payment of all premiums due thereon. In addition, the Administrative Agent shall have received an assignment of all such insurance policies in favor of the Secured Parties, and all activities necessary to perfect the Secured Parties' security interest shall have been taken, in the opinion of the Managing Agents.

      SECTION 5.1.23. Exchange Approval. The Administrative Agent shall have received a copy of a letter from The Central Bank of The Bahamas to the Borrower, SIHL and the other Guarantors in a form satisfactory to the Administrative Agent, confirming that it is aware of this Agreement and undertaking to make available to the Borrower, SIHL and such Guarantors such foreign exchange as may be necessary to enable the Borrower, SIHL and such Guarantors to fulfill their payment obligations under this Agreement in Dollars.

      SECTION 5.1.24. Intercreditor Agreement. The Administrative Agent shall have received, with counterparts for each Lender, the Intercreditor Agreement, duly executed and delivered by Scotiabank (in its capacity as collateral agent for the Lender Parties), each Lender (or affiliate thereof) party to a Rate Protection Agreement and Scotiabank, in its capacity as the lender under the Supplemental Financing, and acknowledged by each Obligor.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender to fund any Loan or the Issuer to issue any Letter of Credit on the occasion of any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in Sections 5.2.1, 5.2.2 and 5.2.9. The obligation of each Lender to fund any Loan or the Issuer to issue any Letter of Credit which (i) will cause the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings to exceed the Allowed Amount or (ii) will cause the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings to exceed 150% of the Allowed Amount (in each case for the first time since the Effective Date) shall be subject to the satisfaction of each of the additional conditions precedent set forth in Sections 5.2.3 through (and including) 5.2.9.

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and all after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

            (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7

                  (i) no labor controversy, litigation, arbitration or
            governmental investigation or proceeding shall be pending or, to the knowledge of SIHL or the Borrower, threatened, against the SIBL Group or SIHL or any of its Subsidiaries which would reasonably be expected to materially adversely affect the business, operations, assets, revenues or properties of SIHL and its Restricted Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document;

                (ii) no development shall have occurred in any labor
            controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which would reasonably be expected to materially adversely affect the businesses, operations, assets, revenues or properties of SIHL and its Restricted Subsidiaries, taken as a whole; and

               (iii) no judgments or orders for the payment of money in excess of $5,000,000, individually or in the aggregate (to the extent not covered by insurance (other than self-insurance) from a carrier not contesting its obligations to make payment under the applicable insurance policy), shall have been rendered against SIHL, the Borrower or any other Restricted Subsidiary that is organized under the laws of The Commonwealth of The Bahamas;

            (c) no Default shall have then occurred and be continuing, and neither SIHL, any other Obligor, nor any Restricted Subsidiaries are in material violation of any law or governmental regulation or court order or decree; and

            (d) if such Credit Extension is the Credit Extension which causes for the first time the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings to exceed the Allowed Amount, the Borrower shall have theretofore (or concurrently with the making of such Credit Extension, shall) have satisfied the requirements of Section 7.1.17.

      SECTION 5.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct in all material respects.

      SECTION 5.2.3. Completion/Cost Overrun Guaranty. The Administrative Agent shall have received a completion and cost overrun agreement in an amount of not less than $60,000,000 in form and substance substantially the same as the form of performance bond (or other completion and cost overrun agreement) delivered to the Lenders pursuant to Section 5.1.3, and issued by an insurance company or other Person, reasonably satisfactory to the Required Lenders, in respect of the Contracts for the Project, or a guarantee otherwise reasonably acceptable to the Required Lenders shall have been provided.

      SECTION 5.2.4. Title Policy Endorsement. The Managing Agents shall have received an endorsement, dated the date of such Credit Extension, duly issued by the Title Insurer amending the title insurance policy referred to in Section
5.1.19 to insure the mortgage lien of the Debentures on the Property, subject only to Permitted Encumbrances, to an amount equal to the aggregate original principal amount of all Credit Extensions then outstanding, and otherwise satisfactory in form and substance to the Managing Agents and their counsel.

      SECTION 5.2.5. Updated Project Cost Analysis. To the extent requested by the Managing Agents, the Managing Agents shall have received an update of the Project Cost Analysis, or any significant change in the Plans and Specifications, or any significant delay in the progress of construction of the Project.

      SECTION 5.2.6. Change Orders. The Inspecting Engineer and the Managing Agents shall have received all Change Orders issued between the date of this Agreement and the date of such Credit Extension and all such Change Orders shall have been approved in accordance with Section 7.2.15.

      SECTION 5.2.7. Cost of Completion. The Managing Agents and the Inspecting Engineer shall have received and the Managing

Agents shall have approved a certificate, dated as of the date of such Credit Extension, from SIHL in form and scope reasonably satisfactory to the Managing Agents certifying as to the following, and the Managing Agents and their representatives (including the Inspecting Engineer) shall have received such information and performed such diligence as they deem necessary or appropriate to verify the following:

            (i) as to the amount of Project Costs incurred through the proposed Credit Extension date;

            (ii) the amount of cash (other than with the proceeds of Credit Extensions and FF&E Debt) expended towards the Project through the proposed Credit Extension date;

            (iii) as to an estimate as of the date of the proposed Credit Extension of the remaining Project Costs necessary to complete the Project, and the amount by which the aggregate Project Costs are anticipated to exceed $300,000,000;

            (iv) the aggregate cost of constructing the Project pursuant to the Plans and Specifications;

            (v) confirming that the amount of Investments made pursuant to clause (g) of Section 7.2.5 does not exceed the Permitted Investment Amount, and setting forth in detail satisfactory to the Administrative Agent the calculations and supporting documentation made in reaching such conclusion;

            (vi)  the aggregate amount of holdbacks on such date;

            (vii) that Substantial Completion can be achieved on or prior to the Outside Completion Date;

            (viii) with respect to the first Credit Extension which will cause the aggregate outstanding principal amount of all Loans and all Letter of Credit Outstandings to exceed the Allowed Amount,

                  (A) that Project Costs incurred to such date are no less than
            150% of the Allowed Amount; and

                  (B) that the Borrower, SIHL or any of its Subsidiaries has expended in cash (from other than proceeds of the Credit Extensions and FF&E Debt) not less than the Required Expenditure Amount towards the construction of the Project;

            (ix) with respect to the first Credit Extension which will cause the aggregate outstanding principal amount of all

      Loans and Letter of Credit Outstandings to exceed 150% of the Allowed Amount,

                  (A) that Project Costs incurred to such date are no less than
            150% of the Allowed Amount plus $75,000,000; and

                  (B) that the Borrower, SIHL or any of its Subsidiaries has expended in cash (from other than proceeds of the Credit Extensions and FF&E Debt) not less than the Required Expenditure Amount towards the construction of the Project.

      SECTION 5.2.8.  Inspecting Engineer's Approval.  The
Managing Agents shall have received from the Inspecting Engineer a certificate, in form and substance satisfactory to the Managing
Agents and dated as of the date of such Credit Extension,

            (i) to the effect that the Project Construction has, as of the date of such certificate, been constructed in all material respect in accordance with the Plans and Specifications and that all Permits necessary (in the judgment of the Inspecting Engineer) at that stage of the development of the Project Construction have been obtained and are in full force and effect and paid for in full and that, as far as can be determined on the date of the delivery of such certificate, when completed in accordance with the Plans and Specifications the Project Construction will comply in all material respects with all Legal Requirements and Insurance Requirements;

          (ii) stating the aggregate amount of Project Costs relating to the Project Construction incurred through such date;

         (iii) stating that the progress of the construction is such that Substantial Completion of the Project Construction can occur on or prior to the Outside Completion Date;

          (iv) stating the aggregate amount of Project Costs necessary to complete the Project Construction; and

          (v) as to such other matters as the Managing Agents may reasonably request.

      SECTION 5.2.9. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of SIHL or any of its Subsidiaries (including the Borrower) or any other Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders, the Issuer and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, each of the Borrower and SIHL represents and warrants unto the Administrative Agent, the Issuer and each Lender as set forth in this Article VI.

      SECTION 6.1. Organization, etc. Each of SIHL, the Borrower and each other Restricted Subsidiary is a corporation or partnership validly organized and existing and in good standing under the laws of the State or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of the Borrower and SIHL of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's Construction of the Project are within the Borrower's, SIHL's and each such Person's corporate or partnership powers (as applicable), have been duly authorized by all necessary corporate or partnership action, and do not

            (a) contravene the Borrower's, SIHL's or any such Person's Organic Documents;

            (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower, SIHL or any such Person; or

            (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's, SIHL's or any such Person's properties, other than pursuant to a Loan Document.

      SECTION 6.3. Government Approval, Regulation, etc. Except for those that have been duly obtained or made and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower, SIHL or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither SIHL nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower or SIHL, as the case may be, will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower and of SIHL, as the case may be, enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

      SECTION 6.5.  Financial Information.  The

            (i) consolidated balance sheet of the Borrower and each of its Subsidiaries as at December 31, 1995, and the related consolidated statements of earnings and cash flow of the Borrower and each of its Subsidiaries; and

            (ii) the consolidated balance sheet of SIHL and each of its Subsidiaries as at December 31, 1995, and the related consolidated statements of earnings and cash flow of SIHL and each of its Subsidiaries;

in each case copies of which have been furnished to the Administrative Agent and each Lender, have in each case been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION 6.6. No Material Adverse Change. Since December 31, 1995, there has been no material adverse change in the financial condition, operations, assets, business or properties of SIHL and its Restricted Subsidiaries, taken as a whole.

      SECTION 6.7. Litigation, Labor Controversies, etc. Except as disclosed in
Item 6.7 ("Litigation") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower or of SIHL, threatened litigation, action, proceeding, or labor controversy affecting SIHL or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to materially adversely affect the financial condition, operations, assets, business or properties of SIHL and the Restricted Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, or the construction of the Project.

      SECTION 6.8. Subsidiaries. Neither the Borrower nor SIHL has any Subsidiaries, except those Subsidiaries

            (a)  which are identified in Item 6.8 ("Existing
      Subsidiaries") of the Disclosure Schedule; or

            (b) which are permitted to have been acquired in accordance with
      Section 7.2.5 or 7.2.10.

      SECTION 6.9. Ownership of Properties. SIHL and each of the Restricted Subsidiaries owns good and valid title to all of its material properties and assets, real (including the Real Estate) and personal (the "Personal Property"), tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

      SECTION 6.10. Taxes. SIHL and each of the Restricted Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid or will pay when due all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, and since such date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower, SIHL, or any member of their respective Controlled Groups (if different) of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither SIHL, the Borrower nor any member of their respective Controlled Groups (if different) has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure
Schedule:

            (a) all facilities and property (including underlying groundwater) owned or leased by SIHL or any of its Subsidiaries have been, and continue to be, owned or leased by SIHL and its Subsidiaries in material compliance with all Environmental Laws;

            (b) there are no pending and, to the knowledge of SIHL and the Borrower, (i) there are no threatened and (ii) have been no past,

                  (i) claims, complaints, notices or requests for information received by SIHL or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                (ii) complaints, notices or inquiries to SIHL or any of its Subsidiaries regarding potential material liability under any Environmental Law;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to the knowledge of the Borrower or SIHL, previously owned or leased by SIHL or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and the Restricted Subsidiaries, taken as a whole;

            (d) SIHL and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters which are necessary for their businesses;

            (e) no property now or previously owned or leased by SIHL or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the knowledge of the Borrower and SIHL, previously owned or leased by SIHL or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and the Restricted Subsidiaries, taken as a whole;

            (g) neither SIHL nor any Subsidiary of SIHL has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to material claims against SIHL or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) to the knowledge of the Borrower and SIHL, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by SIHL or any Subsidiary of SIHL that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and the Restricted Subsidiaries, taken as a whole; and

            (i) to the knowledge of the Borrower and SIHL, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or SIHL which, with the passage of time, or the giving of notice or both, would reasonably be expected to give rise to any material liability under any Environmental Law.

      SECTION 6.13. Regulations G, U and X. Neither the Borrower nor SIHL is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.14. Accuracy of Information. All factual information heretofore (and listed on Schedule II hereto) or contemporaneously furnished on the Effective Date by or on behalf of the Borrower or SIHL or their respective Subsidiaries in writing to the Managing Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby and all other such factual information hereafter furnished by or on behalf of the Borrower or SIHL or their respective Subsidiaries to the Managing Agents or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. Insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; provided, however, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, the Borrower or SIHL or their respective Subsidiaries has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

      SECTION 6.15. Compliance of Property with Legal and Insurance Requirements, etc. The Property currently complies, and the Property (and the use thereof) as improved in accordance with the Plans and Specifications will comply, in all material respects, with all covenants, conditions and restrictions (including applicable zoning laws and ordinances) affecting the Property or any portion thereof (whether or not of record), and with all Insurance Requirements and Legal Requirements.

      SECTION 6.16. Protection under Security Instruments. The Debentures, together with the financing statements (if any) filed with respect thereto, constitutes a valid, first mortgage lien on, and (where applicable), a valid perfected floating lien on and security interest in, the property subject thereto, subject only to Permitted Encumbrances and Liens permitted on such property by Section 7.2.3.

      SECTION 6.17. Leases. There are no Leases with respect to any material part of the Real Estate other than the Indenture of Lease, dated May 2, 1984 (the "Bahamas Casino Lease"), between Resorts International (Bahamas) 1984 Limited (a predecessor-in- interest to a Subsidiary of Borrower) and The Hotel Corporation of The Bahamas. None of such Leases contains any option to purchase all or any portion of the Real Estate or any interest therein or any rights of first refusal, first offer or similar rights relating to any sale of the Real Estate or any portion thereof or interest therein.

      SECTION 6.18. Development Rights. The Borrower has not, directly or indirectly, conveyed, assigned or otherwise disposed of or transferred, or entered into any contract, agreement or other Instrument or arrangement (other than any Instrument constituting a Permitted Encumbrance) providing for the conveyance, assignment, disposition or transfer of, any development rights, air rights or other similar rights, privileges or attributes, including those arising under any existing or future zoning or land use ordinance or other Legal Requirement, with respect to the Property.

      SECTION 6.19. No Condemnation Proceedings. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the knowledge of the Borrower, SIHL or any other Guarantor, threatened which adversely affects the title to, or the use, operation or value of, the hotel and casino operations that are subject to the Debentures.

      SECTION 6.20. Insurance. The Borrower has obtained or caused to be obtained insurance coverage covering the Property which meets in all respects the requirements of this Agreement, and such coverage is in full force and effect.

      SECTION 6.21. Improvements. The construction of the Improvements constituting part of the Project has to date been performed in all material respects in accordance with the Preliminary Plans and Specifications (at all times prior to delivery of the Plans and Specifications), and thereafter in accordance with the Plans and Specifications relating to the Project, (in each case), as modified (in each case), from time to time by Change Orders, and in compliance in all material respects with all Legal Requirements, and will be completed on or prior to the Outside Completion Date and at a cost no greater than (i) the amount set forth in the Preliminary Project Cost Analysis (at all times prior to delivery of the Project Cost Analysis), and thereafter the amounts set forth in the Project Cost Analysis plus (in each case), (ii) additional Project Costs, but only to the extent such additional Project Costs are reflected in the calculation of the Additional Expenditure Amount and SIHL and its Restricted Subsidiaries are nonetheless able to remain in compliance with clause (g) of Section 7.2.5 after giving effect to such increase in the Additional Expenditure Amount.

      SECTION 6.22. Seniority of Obligations, etc. SIHL has (or will have) the power and authority to incur the Indebtedness (if any) evidenced by the Subordinated Notes as provided for under each Subordinated Note Indenture and has (or will have) duly authorized, executed and delivered each Subordinated
Note Indenture, as applicable. SIHL has (or will have) issued, pursuant to due authorization, the Subordinated Notes under each Subordinated Note Indenture. Once executed and delivered by SIHL, each Subordinated Note Indenture will constitute the legal, valid and binding obligation of SIHL enforceable against SIHL in accordance with its terms. The subordination provisions of the Subordinated Notes and contained in each Subordinated Note Indenture will be enforceable against the holders of the Subordinated Notes by the holder of any "Senior Indebtedness", "Senior Debt" or similar term referring to the Obligations, as applicable in such Subordinated Note Indenture, which has not effectively waived the benefits thereof. All monetary Obligations, including those to pay principal of and interest (including post-petition interest, whether or not permitted as a claim under applicable law) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute (or will constitute) "Senior Indebtedness", "Senior Debt" or similar term referring to the Obligations, as applicable in such Subordinated Note Indenture, and all such Obligations are (or will be) entitled to the benefits of the subordination created by such Subordinated Note Indenture. SIHL acknowledges that each Lender Party is entering into this Agreement, and is extending its Commitments, in reliance upon the subordination provisions of (or to be contained in) each Subordinated Note Indenture, the Subordinated Notes and this Section.

      SECTION 6.23. Shell Status of SCI and SCM. On the Effective Date neither SCI or SCM

          (i) own or have title to any assets or properties with a fair market value in excess of $100,000 (individually or in the aggregate); or

          (ii) have incurred any Indebtedness, or made any Investments, in any other Person.


                                  ARTICLE VII

                                   COVENANTS

      SECTION 7.1. Affirmative Covenants. Each of SIHL and the Borrower agrees with the Administrative Agent, the Managing Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each of SIHL and the Borrower will perform the obligations set forth in this Section 7.1.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. SIHL and the Borrower will furnish, or will cause to be furnished, to each Lender, the Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of SIHL, a consolidated balance sheet of (i) SIHL and its Subsidiaries, (ii) SIHL and the Restricted Subsidiaries and (iii) the Borrower and its Subsidiaries, in each case as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of (i) SIHL and its Subsidiaries, (ii) SIHL and the Restricted Subsidiaries and (iii) the Borrower and its Subsidiaries, in each case for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of SIHL or the Borrower, as applicable;

           (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of SIHL,

                  (i) a copy of the annual audit report for such Fiscal Year for
            SIHL and its Subsidiaries, including therein a consolidated balance sheet of SIHL and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of SIHL and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Arthur Andersen, L.L.P. or other independent public accountants acceptable to the Required Lenders, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4;

                  (ii) a copy of the annual unaudited report for such Fiscal
            Year for SIHL and the Restricted Subsidiaries, including therein a consolidated balance sheet of SIHL and the Restricted Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of SIHL and the Restricted Subsidiaries for such Fiscal Year, in each case certified by an Authorized Officer of SIHL; and

                  (iii) a copy of the annual unaudited report for such Fiscal
            Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified by an Authorized Officer of the Borrower;

            (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a Compliance Certificate, executed by the chief financial Authorized Officer of SIHL, showing compliance with the financial covenants set forth in Section 7.2.4 and, in the case of the Compliance Certificate delivered for the fourth Fiscal Quarter of a Fiscal Year, the amount of Capital Expenditures that were made during such Fiscal Year and certifying as to the absence of any Default;

            (d) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of SIHL or the Borrower setting forth details of such Default and the action which SIHL or the Borrower has taken and proposes to take with respect thereto;

            (e) as soon as possible and in any event within three days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

            (f) promptly after the sending or filing thereof, copies of all reports which SIHL sends to any of its securityholders, and all reports and registration statements which SIHL or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (g) immediately upon becoming aware of the institution of any steps by SIHL or the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that SIHL or the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by SIHL or the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of SIHL or the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (h) promptly following any amendment, waiver or other modification to the Combination Agreement or any Management Contract, or delivery of any notice of default or termination of (i) any provision relating to the covenant not to compete contained in Section 7(h) of the Combination Agreement or (ii) any Management Contract, a copy of such amendment, waiver, modification and notice;

            (i) promptly following the delivery or receipt, as the case may be, of any written notice or communication pursuant to or in connection with any Subordinated Note Indenture or any of the Subordinated Notes, a copy of such notice or communication;

            (j) promptly following the execution and delivery thereof (if executed and delivered), a true and complete copy of the Resorts Agreement; and

            (k) such other information respecting the condition or operations, financial or otherwise, of SIHL or any of its Subsidiaries (including the Borrower) as the Issuer or any Lender through the Administrative Agent may from time to time reasonably request.

      SECTION 7.1.2. Compliance with Laws, etc. Each of SIHL and the Borrower will, and will cause each of their respective Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

            (a) in the case of SIHL, the Borrower and the other Restricted Subsidiaries, the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

            (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 7.1.3. Maintenance of Properties. Each of SIHL and the Borrower will, and will cause each of their respective Subsidiaries (other than Unrestricted Subsidiaries) to, maintain, preserve, protect and keep its properties in reasonably good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless SIHL or the Borrower determines in good faith that the continued maintenance of any of their respective properties (other than the Property) is no longer economically desirable.

      SECTION 7.1.4. Insurance. Each of SIHL and the Borrower will, and will cause each of their respective Subsidiaries (other than Unrestricted Subsidiaries) to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to the Lender Parties at reasonable intervals a certificate of an Authorized Officer of SIHL or the Borrower (as applicable) setting forth the nature and extent of all insurance maintained by SIHL, the Borrower or their respective Subsidiaries (other than Unrestricted Subsidiaries) in accordance with this Section. Without limiting the foregoing, SIHL and the Borrower at all times, at its expense, will comply, or cause compliance, with all Insurance Requirements and all Legal Requirements. SIHL and the Borrower shall maintain or cause to be maintained and keep in full force and effect all Casino Licenses and all Permits necessary for the use, operation, occupancy and maintenance of the Project and the Property. In addition, without limiting the foregoing, the Borrower shall (and cause members of the SIBL Group to) comply with the following requirements.

            (a) The Borrower will, and will cause its Subsidiaries to, maintain insurance on and in relation to its (and their) property (including the Property), business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by it whose practice is not to self insure.

            (b) The Borrower will, and will cause its Subsidiaries to, maintain during the continuance of this Agreement insurance noting the Administrative Agent's interest as joint loss payee with the Borrower (or such Subsidiary) on behalf of the Secured Parties (to the extent of their interest) against loss or damage by fire, hurricane, flood, windstorm, tempest, seawave, earthquake, riot, civil commotion, aircraft and articles dropped therefrom to the full value thereof (not subject to average) all buildings and the contents thereof, structures and erections situate upon any freehold or leasehold property of the Borrower and its Subsidiaries (both while under construction and after completion), and in particular shall maintain with respect thereto:

               (i) "All Risks" insurance on the buildings situate thereon in an amount not less than the replacement building value;

               (ii) "All Risks" insurance on all inventory, furnishings,
            fittings and equipment situate thereon or in transit thereto;

               (iii) "All Risks" public liability third party insurance in an amount as is usual for companies carrying on a similar business; and

               (iv) "All Risks" builders' risk insurance with respect to the
            Property during any period when there is construction work being performed relating to above-ground improvements comprising the Project;

      and shall keep the property (including the Property) and Land and all buildings and contents thereof and structures and erections so insured with an insurer approved by the Managing Agents and that it will at all times take all necessary steps to ensure that such insurance remains in full force and effect and from time to time furnish the Administrative Agent with satisfactory evidence of such insurance.

            (c) Cause any of the policies of insurance maintained by it pursuant to the above clauses to be forthwith amended (if necessary) to include clauses in form satisfactory to the Administrative Agent to

                  (i)  ensure payment of any loss to the
            Administrative Agent (for the benefit of the Secured
            Parties), notwithstanding

                    (A) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured,

                    (B) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy,

                    (C) any exercise of the power of sale or any foreclosure or other action or proceeding taken by any Agent, the Issuer or the Lenders pursuant to any provision of this Agreement, the Debentures or any other Instrument executed pursuant hereto, or

                    (D) any change in title to or ownership of the Property or any portion thereof;

                  (ii) ensure that no breach or violation of any term of or any warranty declaration or condition contained in such policy of insurance by the Borrower or any of its Subsidiaries or any other assured will invalidate or render unenforceable such policy or any provision thereof as regards the Secured Parties,

                  (iii) provide that the insurers will agree to hold harmless and waive rights of recourse against the Secured Parties and their respective officers, directors, employees and agents,

                  (iv) provide that the insurers will waive any right of subrogation against the Secured Parties,

                  (v) provide that the Secured Parties shall not be liable for any premiums in respect thereof and that the insurers shall not exercise any right of set-off or counterclaim in respect of unpaid premiums or otherwise against the interests of the Secured Parties, and

                  (vi) ensure that the relevant insurer undertakes to advise the
            Secured Parties promptly after acquiring knowledge:

                        (A) of any cancellation of the insurance, at least 30 days before such cancellation is due to take effect;

                        (B) of any alteration in or termination of or expiry of
                  the insurance, at least 30 days before such alteration, termination or expiry is due to take effect;

                        (C) of any delay or failure to pay any premium or to
                  renew the insurance, at least 30 days prior to the date of renewal thereof; and

                        (D) of any act or omission or any event of which the
                  insurer has knowledge and which might invalidate or render unenforceable (as between the Borrower, such Subsidiary and such insurer) in whole or in part such insurance.

            (d) Ensure that all moneys in respect of reinstatement received under any insurance effected pursuant to the foregoing provisions or under any other insurance effected or maintained by the Borrower or any of its Subsidiaries relating to its property (including the Property) shall (at the option of the Secured Parties) be applied either in making good the loss or damage in respect of which such moneys shall have been paid or in or towards the discharge of the Borrower's obligations hereunder.

      SECTION 7.1.5. Books and Records. Each of SIHL and the Borrower will, and will cause each of their respective Subsidiaries (other than Unrestricted Subsidiaries) to, keep books and records which accurately reflect all of their respective business affairs and transactions and permit the Managing Agents, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each of SIHL and the Borrower hereby authorizes such independent public accountant to discuss SIHL or the Borrower's and such Subsidiaries' financial matters with each Lender or its representatives whether or not any representative of SIHL or the Borrower or such Subsidiary is present) and to examine any of its books or other corporate records. Following the occurrence of an Event of Default, the Borrower shall pay any fees of such independent public accountant incurred in connection with either Managing Agent's, the Issuer's or any Lender's exercise of its rights pursuant to this Section.

      SECTION 7.1.6. Environmental Covenant. Each of SIHL and the Borrower will, and will cause each of their respective Subsidiaries to,

            (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

            (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to compliance with Environmental Laws; and

            (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

      SECTION 7.1.7.  Future Investments and Restricted
Subsidiaries.  To the extent permitted by this Agreement,

            (a) upon SIHL, the Borrower or any Guarantor directly or indirectly acquiring additional capital stock of or other equity interests in any Person that constituted a Pledged Share Issuer (as defined in a Pledge Agreement); or

            (b) upon SIHL designating a wholly-owned Subsidiary as a Restricted Subsidiary; or

            (c) upon SIHL or any Restricted Subsidiary acquiring any Additional Mohegan Sub Notes (including pursuant to any Investments made as a result of payments made under the Secured Completion Guaranty); or

            (d) upon SIHL or any of its Restricted Subsidiaries making an Investment in a Person directly or indirectly with the proceeds of any Loans that have been advanced to SIHL by the Borrower,

SIHL or the Borrower shall notify the Administrative Agent of such acquisition, designation or Investment, as the case may be, and SIHL, the Borrower and each other Obligor shall, pursuant to a Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement), pledge to the Administrative Agent, for its benefit and that of the Issuer and the Lenders, (i) in the case of clause (a) above, all of the additional capital stock or equity interests so acquired within 30 days of acquisition, (ii) in the case of the designation of a Restricted Subsidiary pursuant to clause (b) above, all of the outstanding capital stock or equity interests of such additional Restricted Subsidiary on or prior to the date on which such Person is designated a Restricted Subsidiary,
(iii) in the case of clause (c) above, all of the Additional Mohegan Sub Notes as acquired, duly endorsed in favor of the Administrative Agent or, (iv) in the case of clause (d) above, the promissory note, duly endorsed in favor of the Administrative Agent (if such Investment is by way of a loan or advance) or the capital stock, equity or other ownership interest (if such Investment is in the form of other than a loan or advance), in each case made or issued by SIHL and each Restricted Subsidiary that is in the chain of ownership in connection with such Investment, and, in the case of clauses (a), (b) and (if applicable), (d) above, also deliver to the Administrative Agent undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock or equity interests are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities or equity interests has been transferred to and perfected by the Administrative Agent, for the benefit of the

Issuer and the Lenders, in accordance with Section 8-313 and Section 8-321 of the U.C.C. or any other analogous local law which may be applicable), and to the extent any Subsidiary designated as a Restricted Subsidiary is not already a party to a Guaranty, such Restricted Subsidiary shall execute and deliver to the Administrative Agent a Guaranty, together with, if requested by the Administrative Agent, such opinions of legal counsel for SIHL or the Borrower from counsel reasonably satisfactory to the Administrative Agent relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

      SECTION 7.1.8. Inspecting Engineer's Access to Information. Each of SIHL and the Borrower will, and will cause their respective Subsidiaries to,

            (a) promptly make available to the Inspecting Engineer all information and records requested by the Inspecting Engineer relating to the Project that the Inspecting Engineer determines to be necessary or desirable in order to satisfy its obligations under this Agreement (including the delivery of any certificates or reports that are to be delivered by the Inspecting Engineer pursuant to Section 5.2); and

            (b) direct and, to the extent practicable (by operation of its contract with the Prime Contractor or otherwise), cause the Prime Contractor to meet with the Inspecting Engineer upon reasonable prior notice and to cooperate with the Inspecting Engineer (including the delivery of all information and reports of the type described in clause
      (a) in the possession of the Prime Contractor) to the extent necessary to enable the Inspecting Engineer to satisfy its obligations under this Agreement.

      SECTION 7.1.9. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the eighth recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U. In addition to the foregoing, to the extent that the proceeds of any Loans are used directly or indirectly to make a Permitted Investment by SIHL, the provisions of clause (e) of Section 7.2.5 shall be complied with.

      SECTION 7.1.10.  Management Contracts; Omnibus Agreement.

            (a) SIHL shall cause the amounts payable to it under the Omnibus Agreement and to it or its Subsidiaries under each Management Contract (other than (if applicable), the

      Resorts Agreement, which shall be governed by clause (b)) to be payable
      (i) in the case of the Omnibus Agreement, to only, SIHL and/or (upon no less than 10 Business Days' prior written notice to the Administrative Agent) one or more Restricted Subsidiaries, and (ii) in the case of each Management Contract (other than (if applicable), the Resorts Agreement, which shall be governed by clause (b)), to SIHL or a Restricted Subsidiary, and (in each case) upon any Restricted Subsidiary being entitled to receive any such payments, each such Restricted Subsidiary shall execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, an Obligor Contract Assignment Agreement, together with executed copies of Uniform Commercial Code financing statements (Form UCC-1) under the laws of the State of Connecticut, and any analogous filings required by jurisdictions outside of the United States, in each case naming SIHL or such Restricted Subsidiary as a debtor and the Administrative Agent as the secured party, or such other similar instruments or documents as may be necessary or, in the opinion of the Required Lenders, desirable to perfect the security interest of the Administrative Agent pursuant to such Obligor Contract Assignment Agreements.

            (b) SIHL may, upon 10 Business Days' prior written notice to the Administrative Agent, elect to have the Resorts Agreement deemed to be a Management Contract and the payments required under the Resorts Agreement to be included in Unconsolidated EBITDA by causing (i) all fees payable under the Resorts Agreement to be payable only to a Restricted Subsidiary and (ii) the Restricted Subsidiary that is to receive such payments to execute and deliver an agreement, substantially in the form of the Obligor Contract Assignment Agreement (with such changes thereto as approved by the Administrative Agent to the extent necessary to comply with this clause), and financing statements and other similar instruments and documents referred to in clause (a) in the context of the Obligor Contract Assignment Agreements. To the extent such election is made (and the other requirements of this Section are complied with), the amount of fees paid to a Restricted Subsidiary thereunder (not to exceed 3% of the gross revenues (determined in accordance with GAAP) of Griffin for the preceding Fiscal Quarter plus 15% of the "gross operating profit" (determined in accordance with GAAP) of Griffin for such preceding Fiscal Quarter) shall be included in the calculation of Unconsolidated EBITDA for each Fiscal Quarter in which such fees are actually received by a Restricted Subsidiary; provided, that the amount of such fees included in Unconsolidated EBITDA shall not exceed $10,000,000 in any Fiscal Year. SIHL may, by delivering a notice (the "Resorts Notice") on the last day of a Fiscal Quarter, elect to have amounts payable under the Resorts Agreement to no longer be payable to a Restricted Subsidiary and the Resorts Agreement to no longer be deemed a Management Contract, with such election to take effect, and with such amounts to no longer be payable, in each case as of the date on which the Compliance Certificate is delivered for the immediately succeeding Fiscal Quarter; provided, that such election shall only be permitted once over the term of this Agreement and then only if

                  (i) the Compliance Certificate delivered by SIHL for the
            Fiscal Quarter in which the Resorts Notice is delivered, in addition to the Compliance Certificate delivered for the immediately succeeding Fiscal Quarter, each containing calculations in detail reasonably satisfactory to the Administrative Agent shall, in each case, evidence compliance with each covenant set forth in Section
            7.2.4 as if all management and other fees paid to a Restricted Subsidiary under the Resorts Agreement during such Fiscal Quarter in which the Resorts Notice is delivered, and such immediately succeeding Fiscal Quarter, were not included in the calculation of Unconsolidated EBITDA; and

                (ii) on the date that the fees payable under the Resorts
            Agreement are no longer payable to a Restricted Subsidiary and the Resorts Agreement is no longer included as a Management Contract, no Default shall have occurred and be continuing or would result therefrom.

      SECTION 7.1.11. Compliance with Instruments. The Borrower at its expense will, and will cause its Subsidiaries to, promptly comply in all material respects with all Permits, all material rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Borrower or such Subsidiary under the terms thereof. The Borrower will not, and will not permit any of its Subsidiaries to take, or omit to take, any action which would reasonably be expected to result in any material adverse effect upon the Borrower's and the Restricted Subsidiaries' that are organized under the laws of The Commonwealth of The Bahamas, taken as a whole, rights under such instruments or in a forfeiture or termination of the rights afforded to the Borrower or such Subsidiary under any such instruments and will not, without the prior written consent of the Managing Agents, amend in any material respect any of such instruments if the effect of such amendment would materially adversely affect the collateral of the Secured Parties that is the subject of or affected by such instruments.

      SECTION 7.1.12. Priority of Lenders' Liens. SIHL and the Borrower will, and will cause the other Restricted Subsidiaries to, do all things necessary to ensure that at all times the claims of the Secured Parties against the Obligors under this Agreement, the Notes and the Debentures and the other Loan Documents that provide for collateral security for the Obligations are prior to and superior to the claims of all other creditors, except as expressly permitted in this Agreement.

      SECTION 7.1.13. Access to Property. The Borrower shall permit the Managing Agents and their agents, consultants, employees and representatives (including the Inspecting Engineer) access to inspect the Property upon giving reasonable notice (except during the continuance of an Event of Default when no notice shall be required).

      SECTION 7.1.14. Notice of Delay. The Borrower shall notify the Managing Agents as soon as the Borrower becomes aware that the construction of the Project is not proceeding according to the schedule set forth in the Project Schedule.

      SECTION 7.1.15. Submission of Plans. The Borrower shall submit to the Inspecting Engineer and the Administrative Agent promptly following completion thereof all final Plans and Specifications.

      SECTION 7.1.16. Compliance with Contracts. The Borrower shall comply in all material respects with each Contract, and shall notify the Inspecting Engineer in writing forthwith of any material breach or event which with the giving of notice or lapse of time or both would constitute a material breach thereof.

      SECTION 7.1.17. Delivery of Agreements, Contracts, etc. The Borrower shall, promptly following completion or after becoming available and in any event prior to any Credit Extension which will cause the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings to exceed the Allowed Amount, deliver or cause to be delivered

            (i) Assignment of Architect's Agreements, Assignment of Contracts, related consents and other items required to be delivered pursuant to clauses (b) and (c) of Section 5.1.11;

            (ii)  the report required pursuant to Section 5.1.12;

            (iii) the Plans and Specifications for the Project, the Project Schedule and the Project Cost Analysis;

            (iv) the report of the Inspecting Engineer required to be delivered pursuant to the last sentence of
      Section 5.1.16; and

            (v) each of the Contracts and related items described in Section 5.1.20,

in each case to the extent any of such items were not delivered to the Lenders on the Effective Date, which items shall be substantially similar to the preliminary items (if any) submitted to the Managing Agents on the Effective Date or otherwise satisfactory to the Managing Agents.

      SECTION 7.2. Negative Covenants. Each of SIHL and the Borrower agrees with the Administrative Agent, the Managing Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each of SIHL and the Borrower will perform the obligations set forth in this Section 7.2.

      SECTION 7.2.1. Business Activities. SIHL and the Borrower will not, and SIHL will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

      SECTION 7.2.2. Indebtedness. SIHL and the Borrower will not, and SIHL will not permit any of the other Restricted Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

            (a) Indebtedness in respect of the Credit Extensions and other Obligations;

            (b) unsecured Indebtedness of the Borrower and SIHL owing to a Subsidiary of SIHL, but only if the Borrower or SIHL (as the case may be) and such Subsidiary have executed and delivered to the Administrative Agent a Subordination Agreement;

            (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing
      Indebtedness") of the Disclosure Schedule;

            (d) Indebtedness which is incurred by SIHL, the Borrower or any of the other Restricted Subsidiaries to a vendor of any assets permitted to be acquired pursuant to
      Section 7.2.7 to finance its acquisition of such assets;

            (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness of the types set forth in clauses (a), (b) and (c) of the definition of Indebtedness or Contingent Liabilities in respect of such types of Indebtedness);

            (f)  Indebtedness in respect of Capitalized Lease
      Liabilities to the extent permitted in Section 7.2.7;

            (g) Indebtedness of Restricted Subsidiaries owing to SIHL; provided, that such Indebtedness shall be evidenced by a note (which shall, unless the Administrative Agent shall otherwise agree, be in the form of Exhibit A to the SIHL Pledge Agreement) and shall, pursuant to SIHL Pledge Agreement, be pledged to the Administrative Agent for its benefit and that of the Secured Parties;

            (h) Indebtedness of a Restricted Subsidiary owing to another Restricted Subsidiary; provided, that such Indebtedness shall be evidenced by a note (which shall, unless the Administrative Agent shall otherwise agree, be in the form of Exhibit A to the Subsidiary Pledge Agreement) and shall, pursuant to a Subsidiary Pledge Agreement, be pledged to the Administrative Agent for its benefit and that of the Secured Parties;

            (i) Indebtedness of the Borrower pursuant to (i) the WC Facility or
      (ii) any other revolving credit facility entered into by the Borrower to refinance the WC Facility (with such revolving credit facility being referred to as the "Refinancing WC Facility", and the WC Facility and the Refinancing WC Facility being collectively referred to as the "Supplemental Financing") and, in the case of the Refinancing WC Facility, on terms and conditions satisfactory to the Managing Agents), in each case for purposes of providing working capital funds to the Borrower in a principal amount not to exceed (i) $7,500,000 (on or prior to the date of Substantial Completion), and (ii) $15,000,000 thereafter; provided, that prior to incurring Supplemental Financing, the lenders of the Supplemental Financing (or an agent acting on behalf of such lenders) shall have executed and delivered to the Administrative Agent the Intercreditor Agreement;

            (j)  unsecured Subordinated Debt of SIHL;

            (k) Indebtedness of SIHL owing to the Borrower resulting from the Borrower advancing the proceeds of Loans to SIHL, but only if the provisions of clause (e) of Section 7.2.5 are complied with;

            (l) Indebtedness of SIHL in the form of the guarantee of the obligations of Unrestricted Subsidiaries or third party non-Affiliates which shall not, prior to the date of Substantial Completion, be in an aggregate amount in excess of the Permitted Investment Amount; and

            (m) other unsecured Indebtedness of SIHL and its Restricted Subsidiaries (other than the Borrower);

provided, however, that (i) prior to the date of Substantial Completion, FF&E Debt shall not exceed $50,000,000, (ii) no Indebtedness otherwise permitted by clause (d) or clauses (f) through (and including) (m) shall be permitted if, either before or after giving effect to the incurrence of such Indebtedness, any Default under Section 7.2.4 has occurred and is then continuing or, on a pro forma basis, would result therefrom, and (iii) before incurring Indebtedness under clause (j), clause (l) or clause (m) in excess of $1,000,000, the Administrative Agent shall have received a certificate from an Authorized Officer of SIHL that no Default has occurred and is continuing or would result therefrom, and evidencing compliance with each of the covenants set forth in
Section 7.2.4 (as if such Indebtedness had been incurred).

      SECTION 7.2.3. Liens. SIHL and the Borrower will not, and SIHL will not permit any of the other Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

            (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document and Permitted Encumbrances;

            (b) Liens in favor of Secured Parties on the same collateral that secures the Obligations to secure (i) Indebtedness permitted pursuant to clause (i) of Section 7.2.2 and (ii) Hedging Obligations arising under Rate Protection Agreements entered into in respect to the Credit Extensions, in each case which Liens may rank pari passu with the Lender Parties' Lien on the same collateral on terms satisfactory to the Managing Agents, but only if such Secured Parties have executed and delivered the Intercreditor Agreement;

            (c)  Liens described in Item 7.2.3(c) ("Existing
      Liens") of the Disclosure Schedule granted prior to the

      Effective Date to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

            (d) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (d) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

            (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

            (i) Liens granted by SIHL to other than Subordinated Noteholders (or trustees or representatives of Subordinated Noteholders) to secure other than Subordinated Debt, consisting of a security interest in cash, Cash Equivalent Investments and/or marketable securities to secure obligations of SIHL which are incurred pursuant to clause (l) of Section 7.2.2 (other than, in each case, any collateral in which the Administrative Agent has, or under the terms of this Agreement or a Loan Document should have, a Lien, including the capital stock of Restricted Subsidiaries); provided, that, prior to the date of Substantial Completion, the aggregate amount of Indebtedness that may be secured pursuant to this clause shall not exceed the Permitted Investment Amount.

     SECTION 7.2.4. Financial Condition. SIHL (and in the case of clause (a), the Borrower) will not permit:

          (a) The Borrower EBITDA at the end of any Fiscal Quarter occurring during any period set forth below to be less than the Borrower EBITDA set forth opposite such period:

          Period                                         Borrower EBITDA
          ------                                         ---------------
          Effective Date through
            (and including) 09/30/96                       $28,000,000

          10/01/96 through (and
            including) 12/31/96                            $37,000,000
          01/01/97 through (and
            including) 03/31/97                            $37,000,000
          04/01/97 through (and
            including) 06/30/97                            $37,000,000
          07/01/97 through (and
            including) 09/30/97                            $37,000,000

          10/01/97 through (and
            including) 12/31/97                            $42,000,000
          01/01/98 through (and
            including) 03/31/98                            $42,000,000
          04/01/98 through (and
            including) 06/30/98                            $42,000,000
          07/01/98 through (and
            including) 09/30/98                            $42,000,000

          10/01/98 through (and
            including) 12/31/98                            $50,000,000
          01/01/99 through (and
            including) 03/31/99                            $66,000,000
          04/01/99 through (and
            including) 06/30/99                            $66,000,000
          07/01/99 through (and
            including) 09/30/99                            $70,000,000

          10/01/99 through (and
            including) 12/31/99                           $100,000,000
          01/01/00 through (and
            including) 03/31/00                           $100,000,000
          04/01/00 through (and
            including) 06/30/00                           $100,000,000
          07/01/00 through (and
            including) 09/30/00                           $100,000,000

          10/01/00 through (and
            including) 12/31/00                           $105,000,000

          01/01/01 through (and
            including) 03/31/01                           $105,000,000
          04/01/01 through (and
            including) 09/30/01                           $105,000,000


          (b) The Unconsolidated EBITDA at the end of any Fiscal Quarter occurring during any period set forth below to be less than the Unconsolidated EBITDA set forth opposite such period:

          Period                                     Unconsolidated EBITDA
          ------                                     ---------------------
          Effective Date through
          (and including) 09/30/96                        $30,000,000

          10/01/96 through (and
            including) 12/31/96                           $40,000,000
          10/01/97 through (and
            including) 03/31/97                           $40,000,000
          04/01/97 through (and
            including) 06/30/97                           $40,000,000
          07/01/97 through (and
            including) 09/30/97                           $40,000,000

          10/01/97 through (and
            including) 12/31/97                           $53,000,000
          01/01/98 through (and
            including) 03/31/98                           $56,000,000
          04/01/98 through (and
            including) 06/30/98                           $56,000,000
          07/01/98 through (and
            including) 09/30/98                           $56,000,000

          10/01/98 through (and
            including) 12/31/98                           $56,000,000
          01/01/99 through (and
            including) 03/31/99                           $80,000,000
          04/01/99 through (and
            including) 06/30/99                           $80,000,000
          07/01/99 through (and
            including) 09/30/99                           $85,000,000

          10/01/99 through (and
            including) 12/31/99                          $115,000,000
          01/01/00 through (and
            including) 03/31/00                          $115,000,000
          04/01/00 through (and
            including) 06/30/00                          $115,000,000

          07/01/00 through (and
            including) 09/30/00                          $115,000,000

          10/01/00 through (and
            including) 12/31/00                          $120,000,000
          01/01/01 through (and
            including) 03/31/01                          $120,000,000
          04/01/01 through (and
            including) 09/30/01                          $120,000,000


          (c) The Consolidated Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any Fiscal Year set forth below to be less than the Consolidated Interest Coverage Ratio set forth opposite such period:


                                 Consolidated Interest
          Period                     Coverage Ratio
          ------                     --------------
          1996                          2.75:1.0
          1997                          3.00:1.0
          1998                          3.00:1.0
          1999                          3.50:1.0
          2000 and thereafter           3.50:1.0


          (d) Consolidated Net Worth at any time to be less than an amount equal to the sum of

               (i) $418,500,000;

     plus

               (ii) 75% of Net Income of SIHL and its Subsidiaries for each of the preceding full Fiscal Quarters occurring since March 31, 1996 (without deduction for losses);

     plus

               (iii) 100% of Net Equity Proceeds (if any) received by SIHL during each of the preceding full Fiscal Quarters occurring since March 31, 1996;

     plus

               (iv) the Net Worth of a Person acquired by SIHL or any of its Subsidiaries after June 28, 1996 (including Griffin Gaming and Entertainment, Inc., if so acquired), in an amount equal to the Net Worth of such

          Person on such date of acquisition (after giving effect to such acquisition).

          (e) The Total Debt to Unconsolidated EBITDA Ratio at any time during any period set forth below to be greater than the ratio set forth opposite such period:


                                                    Total Debt
                                                 to Unconsolidated
            Period                                 EBITDA Ratio
-------------------------------            ---------------------------

1.   During the period
     commencing on the Effective
     Date and ending on the
     earlier of (i) 36 months
     after the Effective Date
     and (ii) 12 months after
     the date of Substantial
     Completion:                                        4.5:1;

2.   On the date which is the
     day immediately succeeding
     the earlier of the dates
     set forth in Item 1 and
     continuing through the date
     (the "Anniversary Date")
     that is the 12-month
     anniversary thereof:                               3.5:1; and

3.   On the date which is the
     day immediately succeeding
     the Anniversary Date and
     thereafter:                                          3:1.


          (f) The Senior Debt to Unconsolidated EBITDA Ratio any time during any period set forth below to be greater than the ratio set forth opposite such period:

                                                 Senior Debt
                                              to Unconsolidated
            Period                              EBITDA Ratio
--------------------------------            ---------------------

1.   During the period
     commencing on the Effective
     Date and ending on the
     earlier of (i) 36 months
     after the Effective Date
     and (ii) 12 months after
     the date of Substantial
     Completion:                                    4.0:1;

2.   On the date which is the
     day immediately succeeding
     the earlier of the dates
     set forth in Item 1 and
     continuing through the date
     that is the 12-month
     anniversary thereof:                             3:1; and

3.   On the date which is the
     12-month anniversary of the
     date set forth in Item 2
     and thereafter:                                  2:1.


     SECTION 7.2.5. Investments. SIHL and the Borrower will not, and SIHL will not permit any of the other Restricted Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication):

          (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

          (b) Cash Equivalent Investments;

          (c) Investments permitted as Indebtedness pursuant to clause (b), clause (g) and clause (h) of Section 7.2.2;

          (d) in the ordinary course of business, Investments by SIHL in any of the Restricted Subsidiaries, or by any Restricted Subsidiary in any of its Restricted Subsidiaries, by way of contributions to capital to the extent that all capital stock of other equity interests evidencing such Investments are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 7.1.7;

          (e) Investments made (i) by the Borrower with the proceeds of the Loans in the form of loans or advances to SIHL; provided, that

               (A) SIHL promptly (and in any event within one Business Day following receipt) makes an Investment in the amount of such Loan proceeds in a Restricted Subsidiary and causes such Restricted Subsidiary to apply such Investment in a venture (or in a Person engaged in a venture) of the type permitted by the first recital (whether or not, after giving effect to such Investment, the Person in which such Restricted Subsidiary makes such Investment becomes a Subsidiary of SIHL);

               (B) if SIHL elects to have such Investment result in a new Restricted Subsidiary, the provisions of Section 7.1.7 are complied with;

               (C) concurrently with the Investment made by SIHL or such Restricted Subsidiary in such venture (or Person engaged in a venture) of the type described in the first recital SIHL and such Restricted Subsidiary shall pledge to the Administrative Agent under a Pledge Agreement all of the capital stock, equity or other ownership interest that is issued to SIHL or such Restricted Subsidiary by any Restricted Subsidiary that is in the chain of ownership in connection with such Investment;

               (D) SIHL agrees that it will, concurrently with the making of any loan or advance by the Borrower to SIHL pursuant to this Section, execute and deliver to the Borrower a note payable by SIHL to the Borrower in the form attached hereto as Exhibit P (a "Permitted Investment Note") in a principal amount equal to the amount of the Loans advanced by the Borrower to SIHL, or (if a Permitted Investment Note was previously executed and delivered to the Administrative Agent by SIHL), shall deliver written instruction to the Administrative Agent to record (on SIHL's behalf) on the grid attached to a Permitted Investment Note the principal amount of such loan or advance made by the Borrower to SIHL; and

               (E) the Borrower agrees that it will promptly deliver to the Administrative Agent in pledge under the Borrower Pledge Agreement all such Permitted Investment Notes, duly endorsed to the order of the Administrative Agent;

     and the Administrative Agent shall be satisfied that all actions necessary to perfect its first priority Lien in such Permitted Investment Notes under all applicable laws shall have been taken, and (ii) directly or indirectly by SIHL

     (and its Subsidiaries, if applicable) with the proceeds of Investments made by the Borrower under clause (e)(i) above;

          (f) Investments made with Net Equity Proceeds by SIHL in an amount equal to the amount of such Net Equity Proceeds in a venture (or in a Person engaged in a venture) of the type permitted by the first recital, whether or not such Investment is in a Subsidiary of SIHL, or, after giving effect to such Investment, the Person in which such Investment is made becomes a Subsidiary of SIHL; provided, that if SIHL elects to have such Investment result in a Restricted Subsidiary, the provisions of Section
     7.1.7 are complied with; and

          (g) subject to Section 7.2.1, other Investments; provided, that the aggregate amount of such other Investments made by SIHL, the Borrower and the other Restricted Subsidiaries plus the aggregate amount of Investments made by SIHL or any Restricted Subsidiary in other than a Restricted Subsidiary under clause (e)(ii) above

               (i) prior to the date of Substantial Completion and at a time when any Loans or Letters of Credit are outstanding or Reimbursement Obligations are owing, or

               (ii) prior to the date of Substantial Completion and following the first year anniversary of the Effective Date (whether or not Loans or Letters of Credit are outstanding or Reimbursement Obligations are owing following such first year anniversary)

     shall not (in either case), after giving effect to such Investment, exceed the Permitted Investment Amount;

provided, however, that

          (h) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

          (i) Investments made by SIHL in the Mohegan Tribal Gaming Authority (to satisfy SIHL's obligations under the Secured Completion Guaranty) shall result in the issuance to SIHL of Additional Mohegan Sub Notes of the Mohegan Tribal Gaming Authority that are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the SIHL Pledge Agreement;

          (j) no Investment otherwise permitted by

               (x) clause (e) or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default of the type set forth in clauses (a) through (d) of Section 8.1.9 or any other Event of Default shall have occurred and be continuing or would result therefrom, or

               (y) clause (g) in excess of $5,000,000 individually or $5,000,000 in the aggregate for all Investments over the course of a 30-consecutive day period, shall (in either case of this clause
          (j)(y)) be permitted unless, prior to making such Investment on any date prior to Substantial Completion, an Authorized Officer of SIHL has delivered a certificate to the Administrative Agent certifying as to the matters set forth in clauses (a), (b) and (c) of Section 5.2.1 both before and after giving effect to such Investment; and

          (k) notwithstanding anything to the contrary contained herein, an Investment or other acquisition of all or any portion of the capital stock or other equity interest in any Person permitted in this Section may be pursued or made only if such Investment or acquisition is not opposed by the board of directors (or equivalent managerial body) of such Person prior to the expenditure of any funds in connection therewith.

     SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date,

          (a) neither SIHL nor the Borrower will declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of SIHL or the Borrower (as the case may be) or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of SIHL or the Borrower (as the case may be) (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of the Restricted Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of the Restricted Subsidiaries to purchase, make any deposit in respect of or redeem, any shares of any class of capital stock (now or hereafter outstanding) of SIHL or the Borrower (as the case may be), or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of SIHL or the Borrower; provided, that notwithstanding the foregoing,

               (i) so long as at the time of declaration or payment of such dividends no Default has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash dividends to SIHL; provided that, prior to the date of Substantial Completion, the amount so dividended by the Borrower to SIHL in any Fiscal Quarter shall not exceed 5% of Net Income (including after giving effect to the payment of any taxes) for the prior Fiscal Year,

               (ii) Subsidiaries of the Borrower may declare and pay cash dividends to the Borrower or the intermediate parent (of such Subsidiary) that also is a Subsidiary of the Borrower, and

               (iii) SIHL shall be permitted to declare and pay cash dividends on its Ordinary Shares if (x) both before and after giving effect to such declaration, no Default has occurred and is continuing or would result therefrom, (y) SIHL shall have delivered a Compliance Certificate to the Administrative Agent certifying to that effect and evidencing, on a pro forma basis after giving effect to the payment of such dividend, compliance with each of the covenants set forth in
          Section 7.2.4, and (z) the aggregate amount of cash dividends paid in any Fiscal Quarter, when aggregated with the amount expended in respect of Subordinated Notes under clause (b) shall not exceed the Restricted Payment Amount;

          (b) SIHL will not, and will not permit any of the Restricted Subsidiaries to

               (i) make any payment or prepayment of principal of, or interest on, any Subordinated Notes (A) on any day other than, in the case of interest only, the stated, scheduled date for such payment of interest set forth in the applicable Subordinated Notes or in the applicable Subordinated Note Indenture, or (B) which would violate the terms of this Agreement or the subordination provisions of such Subordinated
          Note Indenture; or

               (ii) redeem, purchase or defease, any Subordinated Notes;

     provided, that, notwithstanding the foregoing, following the date of Substantial Completion SIHL shall be permitted in each Fiscal Quarter to pay, prepay, purchase, redeem or defease Subordinated Notes but only to the extent that the principal amount so paid, prepaid, purchased, redeemed or defeased, when aggregated with the amount of dividends paid under clause (a)(iii), does not exceed the Restricted Payment Amount; and

          (c) SIHL will not, and will not permit any of the Restricted Subsidiaries to, make any deposit for any of the foregoing purposes in excess of the amounts permitted by clauses (a) or (b).

     SECTION 7.2.7. Capital Expenditures, etc. (a) SIHL will not, and will not permit any of the Restricted Subsidiaries (other than the SIBL Group) to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures not expended in connection with the Project, as set forth in the Project Cost Analysis which do not aggregate in excess of the amount set forth below opposite such Fiscal Year:

                    1996                     $1,000,000
                    1997                     $1,000,000
                    1998                     $1,000,000
                    1999                     $1,000,000
                    2000                     $1,000,000
                    2001                     $1,000,000.


          (b) The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures made or committed to in connection with (i) the Project, as set forth in the Project Cost Analysis, and (ii) other Capital Expenditures not expended in connection with the Project which do not aggregate (in the case of Capital Expenditures under this clause (b)(ii)) in excess of the amount set forth below opposite such Fiscal Years:

                    1996                    $15,000,000
                    1997                    $15,000,000
                    1998                    $20,000,000
                    1999                    $20,000,000
                    2000                    $25,000,000
                    2001                    $25,000,000;

provided, that the amount of Capital Expenditures permitted in any given year (without duplication) under clause (a) or clause (b) but not used in such year (as certified in a Compliance Certificate pursuant to clause (c) of Section
7.1.1 with such unused amount being referred to as the "Carry Forward Amount") may be carried forward by SIHL, the Borrower or another Restricted Subsidiary, as the case may be, to, but only to (and used in) the next succeeding year, and prior to the date of

Substantial Completion the Carry Forward Amount shall be deemed to be used only after SIHL or such Restricted Subsidiaries (other than the SIBL Group) (in the case of clause (a)) or the Borrower and its Subsidiaries (in the case of clause
(b)) (as applicable) have used the amount of Capital Expenditures permitted in such Fiscal Year (without giving effect to the Carry Forward Amount) and after the date of Substantial Completion the Carry Forward Amount will be deemed to have been applied first.

     SECTION 7.2.8. Transactions with Affiliates. SIHL and the Borrower will not, and SIHL will not permit any of the other Restricted Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to SIHL, the Borrower or such other Restricted Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of SIHL, the Borrower or such other Restricted Subsidiary with a Person which is not one of its Affiliates; provided, that, notwithstanding the foregoing, neither SIHL nor any Restricted Subsidiary will enter into any management or similar agreement requiring the payment of money for services or advice in connection with operating a casino, hotel or other property unless the Person to be paid for providing such services or advice is a Restricted Subsidiary and the recipient of amounts to be paid has executed and delivered an Obligor Contract Assignment Agreement.

     SECTION 7.2.9. Restrictive Agreements, etc. SIHL and the Borrower will not, and SIHL will not permit any of the other Restricted Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, and, in the case of clause (a)(i) below, (x) any agreement governing any Indebtedness permitted by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness and (y) Indebtedness permitted by clause (i) of
Section 7.2.2) prohibiting

          (a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (ii) ability of SIHL, the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) the ability of SIHL, the Borrower or any other Restricted Subsidiary to make any payments, directly or indirectly, to SIHL or the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on Investments, or the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to SIHL or the Borrower.

     SECTION 7.2.10. Consolidation, Merger, etc. SIHL and the Borrower will not, and SIHL will not permit any of the other Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all of the capital stock or all or substantially all of the assets of any Person (or of any division thereof) except

          (a) (i) any wholly-owned Subsidiary that is a Restricted Subsidiary (other than the Borrower or any other member of the SIBL Group) may liquidate or dissolve voluntarily into, and may merge with and into, SIHL or any other wholly-owned Subsidiary that is a Restricted Subsidiary, and the assets or stock of any wholly-owned Subsidiary that is a Restricted Subsidiary (other than the Borrower or any other member of the SIBL Group) may be purchased or otherwise acquired by SIHL or any other wholly-owned Subsidiary that is a Restricted Subsidiary, and (ii) any wholly-owned Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned Subsidiary of the Borrower, and the assets or stock of any wholly-owned Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any other wholly-owned Subsidiary of the Borrower; and

          (b) so long as no Default of the type set forth in clauses (a) through
     (d) of Section 8.1.9 or any other Event of Default has occurred and is continuing or would occur as a result of, and after giving effect thereto, SIHL or any of the Restricted Subsidiaries may purchase all or substantially all of the assets or all of the capital stock of any Person (in each case other than an Unrestricted Subsidiary) if permitted (without duplication) by Section 7.2.7 to be made as a Capital Expenditure or if permitted as an Investment pursuant to Section 7.2.5.

     SECTION 7.2.11. Asset Dispositions, etc. SIHL and the Borrower will not, and SIHL will not permit any of the other Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, (i) any assets of SIHL or any Restricted Subsidiary or capital stock of any Restricted Subsidiary or (ii) all or any substantial part of its (or their respective) assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

          (a) such sale, transfer, lease, contribution or conveyance is (i) in the ordinary course of its business or (ii) permitted by Section 7.2.10;

          (b) in addition to clause (a) and (c) the value of the assets being sold, transferred, leased, contributed or conveyed (i) in any single transaction or series of transactions does not exceed $10,000,000 in any given Fiscal Year and (ii) after giving effect to all such sales, transfers, leases, contributions or conveyances, does not exceed $35,000,000 in the aggregate over the term of this Agreement, and any such sale, transfer, lease, contribution or conveyance is in an arms-length transaction and made for fair market value, and at least 50% of the consideration received is in cash, with all non-cash consideration being evidenced by a note in form and substance satisfactory to the Administrative Agent, which note shall be pledged to the Administrative Agent under a Pledge Agreement and the Administrative Agent shall be satisfied that it has a first- priority, perfected Lien on and security interest in such note; or

          (c) the sale is of the Mohegan Sub Notes, and then only if such sale is in an arms-length transaction, for cash consideration.

Notwithstanding anything to the contrary in any Loan Document, SIHL and the Borrower will not, and SIHL will not permit any of the other Subsidiaries to, sell, transfer or convey the Real Estate constituting part of the Project or the Refurbishment or any portion thereof or interest therein. Upon a sale, transfer, lease, contribution or conveyance of assets permitted by this Section the Lien in favor of the Secured Parties upon the assets so sold, transferred, leased, contributed or conveyed shall automatically terminate and be released.

     SECTION 7.2.12. Management Contracts. SIHL and the Borrower shall not, and SIHL will not permit any other Restricted Subsidiary to, agree to any material amendment or other modification to any Management Contract, the Omnibus Agreement or the Connecticut Management Agreement or (to the extent not restricted by law) permit the Omnibus Agreement or the Connecticut Management Agreement to be materially amended without (in each case) the prior written consent of the Managing Agents, which may be withheld in the sole discretion of the Managing Agents, it being acknowledged and agreed by the parties hereto that any amendment or other modification which would have the effect of (i) reducing any fees paid to SIHL or any Restricted Subsidiary under any such agreements,
(ii) shortening the term of any such agreements or (iii) allowing the fees or other amounts payable under such agreements to be paid to any Person or Persons other than SIHL or a Restricted Subsidiary, shall, in each case, be deemed to be material; provided, that notwithstanding the foregoing, (i) amounts payable under the Resorts Agreement may be payable to other than a Restricted Subsidiary, and the Resorts Agreement may be deemed to no longer be a Management Contract (and therefore the provisions of this Section shall not thereafter apply to the Resorts Agreement), to the extent permitted by Section 7.1.10 and
(ii) the Resorts Agreement may be amended or modified but only if, both before and after giving effect to such amendment or modification, no Default shall have occurred and be continuing or would result therefrom. For so long as any PI Management Agreement is in effect, the terms thereof, and all fees payable thereunder, shall at all times be subject to the approval of the Managing Agents (which may be withheld in their sole discretion) and shall be subject and subordinate on terms satisfactory to the Managing Agents to the payment of the Obligations, to the lien of the Debentures and to the rights of the Secured Parties thereunder and under the other Loan Documents. Each of SIHL and the Borrower acknowledges and agrees that upon the acceleration of all or any part of the Credit Extensions pursuant to Sections 8.2 or 8.3, or the exercise of foreclosure remedies under any Loan Documents, the Managing Agents shall be entitled to immediately terminate each PI Management Agreement and (if different), all existing and future intercompany management and license agreements, technical assistance agreements, marketing and promotional agreements, and all other agreements pertaining to or in any way relating to the Property with SIML or any other present or future Subsidiary or controlled Affiliate of SIHL without cost or liability, and SIHL and the Borrower covenant and agree that all such agreements shall contain appropriate provisions satisfactory to the Managing Agents permitting such termination.

     SECTION 7.2.13. Leases. The Borrower will not, and will not permit any of its Subsidiaries to, (i) enter into any material Lease affecting the property constituting any part of the Project without the prior written consent of the Required Lenders, not to be unreasonably withheld, or (ii) amend or supplement in any material manner, or terminate or accept a surrender of any existing Lease affecting the property constituting any part of the Project, without first obtaining the written consent of the Managing Agents, which may be withheld in the sole discretion of the Managing Agents.

     SECTION 7.2.14. Modification of Subordinated Debt Documents. Without the prior written consent of the Required Lenders, SIHL will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Subordinated Debt (including any Subordinated Note Indenture or any of the Subordinated Notes), or any guarantees delivered in connection with any Subordinated Debt

(collectively, the "Restricted Agreements"), or make any payment in order to obtain an amendment thereof or change thereto, if the effect of such amendment, supplement, modification or change is to (i) increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to such Subordinated Debt or any such Restricted Agreement, advance any dates upon which payments of principal or interest are due thereon or change any of the covenants with respect thereto in a manner which is more restrictive to SIHL or any of its Subsidiaries or (ii) change any event of default or condition to an event of default with respect thereto, change the redemption, prepayment or defeasance provisions thereof or change the subordination provisions thereof.

     SECTION 7.2.15. Change Orders. Neither SIHL nor the Borrower, or any of their respective Subsidiaries, shall approve any Change Orders or permit them to be implemented unless they are first submitted to the Administrative Agent for approval by (i) the Managing Agents or (ii) to the extent the Change Orders singly, or in the aggregate with other Change Orders, will (A) increase the cost of the Project by $50,000,000 or more or (B) extend the scheduled completion of the Project by more than six months, the Required Lenders (in each case which approval shall not be unreasonably withheld or delayed).

     SECTION 7.2.16. Refurbishment. SIHL will not, and will not permit any Subsidiary to, begin or direct its agents or employees to begin the Refurbishment until the date of Substantial Completion.

     SECTION 7.2.17. Rate Protection Agreements. SIHL will not, and will not permit any of its Restricted Subsidiaries to, enter into any Rate Protection Agreements with an aggregate notional principal amount of Indebtedness in excess of $250,000,000.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations. The Borrower or SIHL shall default (i) in the payment or prepayment when due of any principal on any Credit Extension or repayment of any Reimbursement Obligation, or (ii) in the payment when due of any interest on any Credit Extension or any commitment fee (and such default shall continue unremedied for a period of three Business Days), or (iii) in the payment of any other Obligation (and such default shall continue unremedied for a period of 15 days following the submission of an invoice to the Borrower in respect of such other Obligation).

     SECTION 8.1.2. Breach of Warranty. The representations and warranties of the Borrower, SIHL and each other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower, SIHL or any other Obligor to the Administrative Agent, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. Either the Borrower or SIHL shall default in the due performance and observance of any of its obligations under Section 7.2 or Sections 7.1.1, 7.1.4, 7.1.6, 7.1.7 or 7.1.17.

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 15 days after notice thereof shall have been given to the Borrower by the Administrative Agent.

     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of (i) the Borrower or any of its Subsidiaries or
(ii) SIHL or any other Restricted Subsidiary having a principal amount, individually or in the aggregate, in excess of (x) $5,000,000 (in the case of the Borrower or any Subsidiary of the Borrower) or (y) $10,000,000 (in the case of SIHL and any other Restricted Subsidiary), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness of the Borrower (or any of its Subsidiaries) or SIHL or any other Restricted Subsidiary which results in the acceleration of the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness of the Borrower (or any of its Subsidiaries) or SIHL or any other Restricted Subsidiary, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 (to the extent not covered by insurance (other than self-insurance)) shall be rendered against SIHL, the Borrower, any other Restricted Subsidiary and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by SIHL, the Borrower, any member of their respective Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, SIHL, the Borrower or any such member could be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $2,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

     SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries, SIHL or any of its Significant Subsidiaries or any Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each such Person hereby expressly authorizes the Administrative Agent, the Issuer and, each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any such Person, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each such Person hereby expressly authorizes the Administrative Agent, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, SIHL or any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION 8.1.11. Amendments to, or Termination of, Certain Agreements. Any Management Contract, the Connecticut Management Agreement, the Omnibus Agreement, the TCA Partnership Agreement or any provisions relating to the non-competition agreements contained in the Combination Agreement shall, in whole or in part, be amended, supplemented, modified, terminated, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto, in each case if the effect of such amendment, supplement, modification, termination or other action, as determined by the Lenders, is materially adverse to the rights or interest of the Lender Parties or the financial condition, operations, assets, business or properties of SIHL and the Restricted Subsidiaries, taken as a whole.

     SECTION 8.1.12. Loss of Bahamian Approvals. The approval of the Exchange Control of The Central Bank of The Commonwealth of The Bahamas with respect to this Agreement or the Notes, and the undertaking to make available to the Borrower and the other Obligors such foreign exchange as may be necessary to enable the Borrower and the other Obligors to fulfill their payment obligations in Dollars, ceases to be in full force and effect and the Borrower shall fail to renew the same within 30 days or alternative arrangements shall not have been made by the Borrower for payment of the Obligations in Dollars.

     SECTION 8.1.13. Outside Completion Date. The failure of the date of Substantial Completion to occur on or prior to the Outside Completion Date.

     SECTION 8.1.14. Loss or Revocation of Casino License. Any Casino License is revoked, suspended, rescinded, denied or not renewed when required in accordance with its terms and as a result the casino or casinos governed thereby are not able to operate for a period of 14 or more days.

     SECTION 8.1.15. Abandonment of Project. The Project is abandoned, or the existing casino on the Land is abandoned prior to Substantial Completion.

     SECTION 8.1.16. Loss of Property; Change in Management. The Borrower or any of the Obligors or any Property or any material part of the revenues or assets of the Borrower, the Obligors or the Property (as the case may be) is seized, nationalized, expropriated or compulsorily purchased or any applicable authority resolves to make an order for such seizure, nationalization, expropriation or compulsory purchase or the management of the Borrower or any Obligor is wholly or partially displaced or its authority in the conduct of its business is wholly or partially curtailed and such action would reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or properties of SIHL and the Restricted Subsidiaries, taken as a whole.

     SECTION 8.1.17. Failure of Subordination. The subordination provisions relating to any Subordinated Note Indenture or contained in any Subordinated Notes (the "Subordination Provisions") shall fail to be enforceable by the Lender Parties (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other monetary Obligations shall fail to constitute Senior Indebtedness, "Senior Debt" or the same (or any other similar) term used to define the monetary Obligations; or SIHL shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (ii) that any of such Subordination Provisions exist for the benefit of the Lender Parties.

     SECTION 8.1.18. Redemption. Any judgment shall be entered in favor of a Subordinated Noteholder rescinding the subordination provisions of any Subordinated Debt or any event shall occur which, under the terms of or any other agreement or Subordinated Note Indenture, as the case may be, shall require SIHL to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of the principal amount of any such Subordinated Debt prior to its final stated maturity date (other than as a result of the conversion of such Subordinated Debt into the equity of SIHL without the requirement of any monetary consideration being paid by or on behalf of SIHL).

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT,
                              THE COLLATERAL AGENT
                               AND MANAGING AGENTS

     SECTION 9.1. Actions. Each Lender and Issuer hereby appoints Scotiabank and Royal Bank as the Managing Agents. Each Lender and Issuer hereby appoints Scotiabank as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document, and as Collateral Agent under and for all purposes of the Intercreditor Agreement. Each Lender and Issuer authorizes the Administrative Agent and the Collateral Agent to act on behalf of such Issuer or Lender under this Agreement, the Notes and each other Loan Document as

Administrative Agent and under the Intercreditor Agreement as Collateral Agent and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent or Collateral Agent (with respect to which the Administrative Agent or the Collateral Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender and Issuer hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent and Collateral Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document or the Intercreditor Agreement, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrower or SIHL; provided, however, that no Lender or Issuer shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. Neither the Administrative Agent nor the Collateral Agent shall be required to take, or omit to take, any action hereunder, under the Notes or under any other Loan Document or (in the case of the Collateral Agent) under the Intercreditor Agreement, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document or the Intercreditor Agreement, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent or the Collateral Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the

Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.3. Exculpation. Neither the Managing Agents, the Collateral Agent or the Administrative Agent nor any of their respective directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement or any other Loan Document or under the Intercreditor Agreement, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document or the Intercreditor Agreement, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents or the Intercreditor Agreement, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower or SIHL or any other Obligor of its obligations hereunder or under any other Loan Document or under the Intercreditor Agreement. Any such inquiry which may be made by the Collateral Agent or the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent and the Collateral Agent shall each be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. Each Managing Agent may resign upon the terms set forth in clause (a). The Administrative Agent may resign upon the terms set forth in clause (b). The Collateral Agent may resign in accordance with the terms of the Intercreditor Agreement.

          (a) Each Managing Agent may resign at any time upon at least 60 days' notice to the Borrower and all Lenders. If a Managing Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Managing Agent which, with the prior written consent of the Borrower, not to be unreasonably withheld or delayed, shall thereupon become a Managing Agent hereunder. If no successor Managing Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 60 days after the retiring Managing Agent's giving notice of resignation, then the retiring Managing Agent may, on behalf of the Lenders and with the consent of the Borrower (not to be unreasonably withheld), appoint a successor Managing Agent, which shall be one of the Lenders. In furtherance of the foregoing, upon the announcement that any Managing Agent will resign in its capacity as a Managing Agent, each of SIHL, the Borrower and the Lenders agree to use their best efforts to promptly appoint another Managing Agent. If no successor Managing Agent shall have been so appointed and shall have accepted such appointment, then the remaining Managing Agent shall be vested with the right to make the decisions that are otherwise required to be made by the Managing Agents under this Agreement and each Loan Document. If at any time there is no Managing Agent, then the Required Lenders shall be vested with the right to make any decisions that are otherwise required to be made by the Managing Agents under this Agreement and each Loan Document. Upon the acceptance of any appointment as a Managing Agent hereunder, such successor Managing Agent shall be entitled to receive from the retiring Managing Agent such documents of transfer and assignment as such successor Managing Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Managing Agent, and the retiring Managing Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Managing Agent's resignation hereunder as a Managing Agent, the provisions of

               (i) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement; and

               (ii) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

          (b) The Administrative Agent may resign as such at any time upon at least 60 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which, with the prior written consent of the Borrower, not to be unreasonably withheld or delayed, shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

               (i) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

               (ii) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.5. Loans by Agents. Each of Scotiabank and Royal Bank shall have the same rights and powers with respect to (x) the Credit Extensions made by either of them or any of their respective Affiliates, and (y) the Notes held by either of them or any of their respective Affiliates as any other Lender and may exercise the same as if it were not an Agent, as applicable. Each of Scotiabank and Royal Bank and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Scotiabank and Royal Bank were not an Agent hereunder, including providing the Supplemental Financing and being a counterparty to a Rate Protection Agreement.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent, the Collateral Agent, each Managing Agent and each other Lender, and based on such Lender's review of the financial information of SIHL and the Borrower, this Agreement, the other Loan Documents and the Intercreditor Agreement (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent, the Collateral Agent, each Managing Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document and under the Intercreditor Agreement.

     SECTION 9.7. Copies, etc. The Administrative Agent and the Collateral Agent (in the case of the Intercreditor Agreement) shall give prompt notice to each Lender of each notice (including each notice stating the Additional Expenditure Amount delivered by the Borrower) or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement or the Intercreditor Agreement (as applicable) unless concurrently delivered to the Lenders by the Borrower. The Administrative Agent and the Collateral Agent (in the case of the Intercreditor Agreement) will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent and the Collateral Agent (in the case of the Intercreditor Agreement) from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or the Intercreditor Agreement (as applicable).

     SECTION 9.8. Administrative Agent Independent Rights. Each of the parties hereto hereby agrees that (i) the Administrative Agent will be a joint and several creditor of each and every Obligation of the Borrower and the Obligors under the Credit Agreement and each other Loan Document, (ii) subject to the provisions hereof, the Administrative Agent shall have its own independent right to demand performance by the Borrower and each other Obligor of the Obligations under this Agreement and each other Loan Document and (iii) any payments made directly to the Administrative Agent in respect of the Obligations shall have been deemed to have been made by the Borrower or such other Obligor for the benefit of the Lender Parties.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower, SIHL and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b) modify this Section 10.1, change the definition of "Required Lenders", increase the Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, release (i) any collateral security or (ii) a

     Guarantor from its obligations under a Guaranty or under Section 3.4, except as otherwise specifically provided in any Loan Document or extend the Commitment Termination Date shall be made without the consent of each Lender (it being agreed that no consent need be obtained in the case of the release of collateral in accordance with clause (b) of Section 7.1.10 or
     Section 7.2.11);

          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of each Lender;

          (d) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer; or

          (e) affect adversely the interests, rights or obligations of any Agent in its capacity as an Agent or the Issuer shall be made without consent of such Agent or the Issuer, as the case may be.

No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower, SIHL or any other Guarantor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when received.

     SECTION 10.3. Payment of Costs and Expenses. The Borrower and SIHL jointly and severally agree to pay on demand all expenses of the Managing Agents (including reasonable out-of-pocket expenses incurred by the Managing Agents in connection with the reasonable fees and out-of-pocket expenses of the Inspecting Engineer, counsel to the Managing Agents and of local counsel, if any, who may be retained by counsel to the Managing Agents) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing, recording, refiling or rerecording of the Pledge Agreement and the Obligor Contract Assignment Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Debentures, the Pledge Agreement, the Obligor Contract Assignment Agreement or any other Loan Document; and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower and SIHL further jointly and severally agree to pay, and to save the Administrative Agent, the Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower and SIHL also jointly and severally agree to reimburse the Administrative Agent, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitment, the Borrower and SIHL hereby jointly and severally indemnify, exonerate and hold each of the Managing Agent, the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties, so long as the same shall not have constituted a breach thereof by such Indemnified Party (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by SIHL or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent, the Issuer or such Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by SIHL or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by SIHL or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, SIHL or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of the Borrower and SIHL under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, SIHL, each Subsidiary of the Borrower and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when (i) counterparts hereof executed on behalf of the Borrower, each Subsidiary of the Borrower existing on the Effective Date, SIHL, the Issuer, the Agents and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower, SIHL and each Lender and (ii) the Administrative Agent (or, in the case of amounts payable under the Fee Letters, the applicable Lender) shall have received for its own account, or for the account of such Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE FOREIGN PLEDGE AGREEMENTS AND THE DEBENTURES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL

LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Debentures the terms and conditions of this Agreement shall prevail.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) neither the Borrower, SIHL nor any Restricted Subsidiary may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11. Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans Letters of Credit participations and Commitment to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1. Assignments. Any Lender,

          (a) with the written consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions; and

          (b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates

(each such Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Letters of Credit Outstanding and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans, Loan Commitment, Letter of Credit Commitment and participation in the Letters of Credit issued hereunder) in a minimum aggregate amount of $5,000,000 (or the then remaining amount of such Lender's Loans, participating interests in Letter of Credit Outstandings and Commitments);

provided, however, (i) that in the case of partial assignments of a Lender's Loans, participating interests in Letter of Credit Outstandings and Commitments after giving effect to any such assignment such Lender shall have Loans, participating interests in Letters of Credit Outstandings and Commitments in an aggregate amount of at least $5,000,000, (ii) any assignment by a Lender to any of its Affiliates shall not be subject to the terms of this Section 10.11.1 and may be made free and clear of any restriction so long as the Borrower and SIHL shall not be required to pay any amount under Sections 4.3, 4.4, 4.5 or 4.6 that is greater than the amount which it would have been required to pay had no assignment to an Affiliate been made, or so long as such Lender shall agree to reimburse the Borrower and SIHL for such increased amounts, (iii) any such Assignee Lender will comply, if applicable, with the provisions contained in
Section 4.6 and (iv) the Borrower, each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

          (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

          (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it and assumed by the Assignee Lender in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned

Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void.

     SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") participating interests in any of the Loans, Loan Commitment, Letter of Credit Commitment and Letter of Credit Outstandings participated in by it, or other interests of such Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

          (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, and no Lender shall take or refrain from taking any action hereunder or under any other Loan Document upon the instruction or in accordance with the direction of any

     Participant except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

          (e) neither the Borrower nor SIHL shall be required to pay any amount under Section 4.3, 4.4, 4.5, or 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each of the Borrower and SIHL acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

     SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS, SIHL OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF SIHL AND THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON SIHL'S AND THE BORROWER'S BEHALF AND ON BEHALF OF SIHL'S AND THE BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SIHL OR THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH OF SIHL AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS

THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF SIHL AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF SIHL AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT SIHL OR THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF SIHL AND THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.14. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS, SIHL AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS, SIHL OR THE BORROWER. EACH OF SIHL AND THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUER, AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 10.15. Judgment Currency. The Obligations of the Borrower, SIHL and each other Obligor in respect of any sum due to any Lender or the Administrative Agent hereunder, under the Notes or under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Lender or the Administrative Agent, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, each of SIHL and the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify each Lender and the Administrative Agent, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Lender and the Administrative Agent, as the case may be, each Lender and the Administrative Agent agrees to remit any excess to the Borrower or to SIHL.

     SECTION 10.16. Confidentiality. The Lenders shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as such by SIHL or the Borrower in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event, subject to Sections 10.11.1 and 10.11.2, may make disclosure (i) to commercial banks or other financial institutions in connection with the contemplated transfer of all or any part of their assignment of their Loans and Commitment or participation therein so long as a similar confidentiality undertaking enforceable by such Lender, the Administrative Agent, SIHL and the Borrower are theretofore obtained by the Lender, (ii) to their examiners, Subsidiaries, outside auditors, counsel and other professional advisors in connection with this Agreement and (iii) as required or requested by any governmental authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall endeavor to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by SIHL or the Borrower.

     SECTION 10.17. Schedules. The information set forth in the Schedules (including the Disclosure Schedule) to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the party to which such Schedules relate except as and to the extent provided in this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for information purposes only and information of a similar nature need not be included elsewhere, at the discretion of the party providing such information. Any information disclosed by a party in any Schedule shall be deemed to be disclosed in all the Schedules of such party and for all purposes under this Agreement to the extent the specific provisions of this Agreement require such disclosure.

     SECTION 10.18. Replacement of Lenders. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each of the Issuer and the Borrower shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in Section 10.11.1, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.11.1) all its interests, rights and obligations in respect of its Commitments, outstanding Loans and participating interest in Letter of Credit Outstanding under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority, (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder and (iii) the Borrower and the Issuer agree that the certificate of deposit rating and long-term senior unsecured debt rating of each Lender that is a signatory to this Agreement on the Effective Date is (whether or not rated by S&P, Moody's or Thompson's BankWatch) acceptable, and following the Effective Date such Lender shall be subject to this Section only if it's certificate of deposit or long-term senior unsecured debt rating is downgraded below that in effect on the Effective Date by a recognized organization performing rating functions similar to those performed by S&P and Moody's.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   SUN INTERNATIONAL BAHAMAS LIMITED


                                   By:  ________________________________________
                                        Title:

                                   Address:  1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo



                                   Guarantors:

                                   SUN INTERNATIONAL HOTELS LIMITED


                                   By:  ________________________________________
                                        Title:

                                   Address:  1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo



                                   PARADISE ISLAND LIMITED


                                   By:  ________________________________________
                                        Title:

                                   Address:  c/o Sun International
                                               Hotels Limited
                                             1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo

                                   ISLAND HOTEL COMPANY LIMITED


                                   By:  ________________________________________
                                        Title:

                                   Address:  c/o Sun International
                                               Hotels Limited
                                             1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo



                                   PARADISE BEACH INN, LIMITED


                                   By:  ________________________________________
                                        Title:

                                   Address:  c/o Sun International
                                               Hotels Limited
                                             1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo



                                   PARADISE ENTERPRISES LIMITED


                                   By:  ________________________________________
                                        Title:

                                   Address:  c/o Sun International
                                               Hotels Limited
                                             1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo

                                   SUN INTERNATIONAL REPRESENTATION
                                     INC.


                                   By:  ________________________________________
                                        Title:

                                   Address:  c/o Sun International
                                               Hotels Limited
                                             1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo


                                   ISS INC.


                                   By:  ________________________________________
                                        Title:

                                   Address:  c/o Sun International
                                               Hotels Limited
                                             1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo


                                   PIV INC.


                                   By:  ________________________________________
                                        Title:

                                   Address:  c/o Sun International
                                               Hotels Limited
                                             1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo

                                   PIA INC.


                                   By:  ________________________________________
                                        Title:

                                   Address:  c/o Sun International
                                               Hotels Limited
                                             1415 East Sunrise Blvd.
                                             Ft. Lauderdale, Florida  33304

                                   Facsimile No.: 954-713-2620

                                   Attention:     John R. Allison and
                                                  Charles D. Adamo

PERCENTAGE                         THE LENDERS, THE ISSUER AND AGENTS
----------                         ----------------------------------

32.00000000%                       THE BANK OF NOVA SCOTIA,
                                     as Administrative Agent, as a
                                     Managing Agent, as Issuer and
                                     as a Lender


                                   By:  ________________________________________
                                        Title:

                                   Domestic
                                   Office:   One Liberty Plaza
                                             New York, New York  10006

                                   Facsimile No.: 212-225-5090

                                   Attention:     John Hopmans

                                   LIBOR
                                   Office:   One Liberty Plaza
                                             New York, New York  10006

                                   Facsimile No.: 212-225-5090

                                   Attention:     John Hopmans


24.00000000%                       THE ROYAL BANK OF SCOTLAND PLC,
                                     as a Managing Agent and as a
                                     Lender


                                   By:  ________________________________________
                                        Title:

                                   Domestic
                                   Office:   Waterhouse Square
                                             138-142 Holborn
                                             London EC1N 2TH

                                   Facsimile No.: 011-44-171-427-9977

                                   Attention:     Lisa McCormick

                                   LIBOR
                                   Office:   5-10 Great Tower Street
                                             London EC3P 3HX

                                   Facsimile No.: 011-44-171-220-7370

                                   Attention:     Supervisor, Currency
                                                    Advances

16.00000000%                       NEDCOR BANK LIMITED


                                   By:  ________________________________________
                                        Title:

                                   Domestic
                                   Office:   Nedbank House
                                             20 Abchurch Lane
                                             London, England EC4N 7AD

                                   Facsimile No.: 011-44-171-626-0423

                                   Attention:     Andrew Garden

                                   LIBOR
                                   Office:   Nedbank House
                                             20 Abchurch Lane
                                             London, England EC4N 7AD

                                   Facsimile No.: 011-44-171-626-0423

                                   Attention:     Andrew Garden


12.00000000%                       ABSA BANK LIMITED


                                   By:  ________________________________________
                                        Title:


                                   By:  ________________________________________
                                        Title:

                                   Domestic
                                   Office:   52-54 Gracechurch Street
                                             London, England  EC3V OEH

                                   Facsimile No.: 011-44-171-528-8298

                                   Attention:     Kathy Mellors (in the case of
                                                  notices relating to
                                                  Borrowings, Continuations and
                                                  Conversions of Loans)

                                                  Julie Skinner (in all other
                                                  cases)

                                   LIBOR
                                   Office:   52-54 Gracechurch Street
                                             London, England  EC3V OEH

                                   Facsimile No.: 011-44-171-528-8298

                                   Attention:     Kathy Mellors (in the case of
                                                  notices relating to
                                                  Borrowings, Continuations and
                                                  Conversions of Loans)

                                                  Julie Skinner (in all other
                                                  cases)


 8.00000000%                       HENRY ANSBACHER & CO. LIMITED


                                   By:  ________________________________________
                                        Title:


                                   By:  ________________________________________
                                        Title:

                                   Domestic
                                   Office:   One Mitre Square
                                             London, England EC3A 5AN

                                   Facsimile No.: 011-44-171-626-0850

                                   Attention:     Richard Brawand

                                   LIBOR
                                   Office:   One Mitre Square
                                             London, England EC3A 5AN

                                   Facsimile No.: 011-44-171-626-0850

                                   Attention:     Richard Brawand

 8.00000000%                       STANDARD BANK LONDON, LIMITED


                                   By:  ________________________________________
                                        Title:

                                   Domestic
                                   Office:   Cannon Bridge House
                                             25 Dowgate Hill
                                             London, England

                                   Facsimile No.: 011-44-171-815-4243

                                   Attention:     Jonathan First

                                   LIBOR
                                   Office:   Cannon Bridge House
                                             25 Dowgate Hill
                                             London, England

                                   Facsimile No.: 011-44-171-815-4243

                                   Attention:     Jonathan First